UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM SB-2
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Five Nines Ltd.
                               ---------------
                  (Name of small business issuer in its charter)

       Colorado                          7389                       N/A
       --------                          ----                       ---
 (State or jurisdiction      (Primary Standard Industrial    (I.R.S. Employer
  of incorporation or         Classification Code Number)    Identification No.)
    organization)

 106-1641 Lonsdale Ave. North Vancouver, B.C. Canada V7M 2J5 Ph (604) 880-3144
  -----------------------------------------------------------------------------
        (Address and telephone number of principal executive offices)

            106-1641 Lonsdale Ave.,North Vancouver,  British Columbia,
          -------------------------------------------------------------
          Canada, V7M 2J5 (Address of principal place of business or intended principal place of business)

                 Scott M. Reed, The Law Office of Reed & Reed, P.C.
                 --------------------------------------------------
      4450 Arapahoe Ave., Suite 100, Boulder, Colorado 80303 Ph (303) 415-2565
      ------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of commencement date or proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------------------------------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
Title of each             Amount to         Proposed                  Proposed                 Amount of
Class of securities       Be registered     Maximum offering          Maximum aggregate        Registration
To be registered                            Price per unit            Offering price           fee


Common Stock              1,000,000         $0.10/share               $100,000                  $100

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                FIVE NINES LTD.
                             SHARES OF COMMON STOCK

                          No Minimum -1,000,000 Maximum


Prior to this offering, there has been no public market for the common stock.

We are offering up to a total of 1,000,000 shares of common stock. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

Carman Parente, one of our officers and directors, will be the only person offering or selling our shares.

INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS.
SEE RISK FACTORS  ON PAGE 6.

                     Price Per               Maximum             Maximum
                     Share                   Aggregate           Proceeds
                                             Offering Price      To Us

Common Stock         $0.10                   $100,000            $80,000

There is no minimum number of shares that has to be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table. If we do not raise at least $100,000 in this offering we may not be able to continue with our proposed operations and we may go out of business. If we go out of business, investors will lose their entire investment.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10,2003.

            TABLE OF CONTENTS
                                                                       Page No.
SUMMARY OF OUR OFFERING                                                       5

RISK FACTORS                                                                  7

RISKS ASSOCIATED WITH OUR COMPANY                                             7

RISKS ASSOCIATED WITH THIS OFFERING                                           12

USE OF PROCEEDS                                                               13

DETERMINATION OF OFFERING PRICE                                               14

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                                 14

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING                                   16

BUSINESS                                                                      17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL                             21
CONDITION AND RESULTS OF OPERATIONS

MANAGEMENT                                                                    23

EXECUTIVE COMPENSATION                                                        24

PRINCIPAL SHAREHOLDERS                                                        25

DESCRIPTION OF SECURITIES                                                     26

CERTAIN TRANSACTIONS                                                          26

LITIGATION                                                                    26

EXPERTS                                                                       26

LEGAL MATTERS                                                                 26

FINANCIAL STATEMENTS                                                          27

                             SUMMARY OF OUR OFFERING

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the RISK FACTORS section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

Summary Information about Our Company

         We were incorporated in the state of Colorado on March 5, 2001. We are a development stage company and our business is to create, build and operate businesses that use the power of real-time interactive communications, including the Internet, telephony, cable and wireless, to satisfy unmet market needs. (See "BUSINESS"). Our administrative offices are located at 106-1641 Lonsdale Ave., North Vancouver, British Columbia, V7K 2X9. Our telephone number is (604) 880-3144, our fax number is (604) 929-8734. Our registered statutory office is located at 1560 Broadway , Denver, Colorado. The name of our registered agent is Corporation Service Company.

It is anticipated that most of our companies will be based on ideas we generate internally, although from time to time we may consider ideas brought to us by other entrepreneurs or acquire interests in existing Internet companies that are strategically important to our network. We anticipate that each business in our integrated, collaborative network will be established as a separate company rather than as a division of Five Nines Ltd. We believe that the resulting balance of decentralization and centralization will enable each business to retain the adaptability and entrepreneurialism of a small company while benefiting from the economies of scale, information sharing and other synergies associated with inclusion in our network. Moreover, we believe that our companies will be able to compete more effectively and grow more rapidly than many of their stand-alone competitors because we will enable the entrepreneurs managing our businesses to concentrate primarily on the rapid execution of their business plans. The Five Nines business method consists of idea generation, selection and analysis, company building and operational support, and strategic guidance and direction.

IDEA GENERATION, SELECTION AND ANALYSIS. We intend to create companies by continually generating ideas for innovative business models. We intend to measure each idea against several criteria, including whether it addresses an unmet market need, its potential to benefit the Five Nines network and its ability to generate increasing efficiencies as the business grows.

COMPANY BUILDING AND OPERATIONAL SUPPORT. We intend to provide our companies with operational assistance from our various in-house expertise and third party service providers, access to our business relationships both inside and outside the Five Nines network and financial support. We expect initially to house our companies at our facilities. Our directors and officers expect to provide strategic guidance as well as assistance in sales, marketing and brand management, executive recruiting, web development and information technology, and legal, finance, accounting and human resources to our network companies.

STRATEGIC GUIDANCE AND DIRECTION. We intend to actively develop the business models, strategies, operations and management teams of all our companies throughout their lifecycles to ensure that each company benefits fully from our collective experiences. Our senior executives anticipate serving on the boards of directors of our network companies and participating in consultation and informal communications that we expect will allow us to take an active, hands-on role in the ongoing oversight and strategic management of our companies. Our operating methods are designed to promote commercial relationships among our network companies, which we believe enhance the value of our overall network. Our objective is to increase the value of our network by continually creating new business ideas and acquiring existing businesses in markets involving real-time interactive communications that complement our existing companies. We believe that we can enhance stockholder value by engaging in business through an integrated network of companies in which we own significant stakes over the long term.

The Five Nines Ltd network currently includes the following companies and web sites:

- Five Nines Ltd.-- is a Colorado company formed to explore numerous business opportunities.

- www.99999cic.com -- (division of Five Nines Ltd.)is intended to be the umbrella web site for all the other entities.

- 627073 BC Ltd DBA Five Nines CIC--is a private British Columbia company that is wholly owned by Five Nines Ltd.

-        www.Jackofalltrades.ca  (division  of  627073 BC Ltd DBA Five
         Nines CIC)---is a proposed web site that is intended to offer home repair and maintenance services with a one stop shopping feature covering a multitude of trades and services for commercial and residential customers.

-        www.Wheelsforsale.ca (division of 627073 BC Ltd DBA Five Nines
         CIC)---is a proposed web site that is intended to offer a medium for selling predominately used vehicles as well as kit cars, scale model cars and specialty wheeled products such as all terrain vehicles and scooters to assist mobility challenged individuals.

The Offering

Following  is  brief  summary  of  this  offering.   Please  see  the  "PLAN  of
DISTRIBUTION; TERMS of the OFFERING" in this prospectus for a more detailed description of the offering.

Securities being offered           Up to 1,000,000 shares of common stock

Offering price per share           $0.10

Offering period                    The shares  are being  offered for a period
                                   not to exceed 90 days, unless extended by our board of directors for an additional 90 days.

Maximum possible net               Up to $80,000
Proceeds to our company

Use of  proceeds                   We will use  the   proceeds  to  pay  for
                                   offering expenses and to execute our proposed plans to create, build and operate businesses that use the power of real time interactive communications.

Number of shares                   1,710,000
Outstanding
Before the offering

Maximum possible number            2,710,000
Of shares outstanding
After the offering

We will sell the shares in this offering through Carman Parente, one of our officers and directors. Mr. Parente intends to offer the shares through investment meetings and to friends and associates of our officers and directors.

There is no minimum number of shares that have to be sold in this offering and the shares will be sold on a best efforts basis only. If we do not raise the maximum $100,000 in this offering we may not be able to continue with our proposed operations and we may go out of business. If we go out of business, investors will lose their entire investment.

We are not listed for trading on any exchange or automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

                                  RISK FACTORS

  YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. IF ANY OF THE EVENTS DESCRIBED BELOW ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE HARMED. IN THAT EVENT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE IF A TRADING MARKET THEN EXISTS, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

RISKS ASSOCIATED WITH OUR COMPANY:

1. Our auditors have issued a going concern opinion because we may not be able to achieve our objectives and we may have to suspend or cease our proposed operations entirely.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue with our proposed business operations for the next twelve months. We believe that if we do not raise the maximum $100,000 from our offering, we may have to suspend or cease operations within months.

2.       We have an extremely limited operating history.

We were founded in March 2001 and have a limited operating history upon which you may evaluate our business and prospects. Our net loss since inception is $104,304. An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. We are in early stages of development, and are among many that have entered the emerging Internet market.

 Specific risks to our business include our:
- ability to generate and successfully commercialize new ideas and to acquire interests in promising companies;
- dependence upon the performance of our companies, which are individually subject both to risks common to all Internet companies and risks particular to their businesses and related Internet industry segments;
-        need to manage our expanding operations and network of companies;
-        continuing need to raise additional capital;
-        dependence upon and need to hire key personnel; and
- need to increase spending to enhance the Five Nines brand and the strength of our network companies' brands on an ongoing basis.

     If we fail to adequately address any of these risks, our consolidated financial position, results of operations and cash flows may be materially and adversely affected, our stock price (if a trading market exists) may decline and/or we may be forced out of business.

 3. Our business model is unproven and may not be as successful as we anticipate.

Our strategy is based upon an unproven business model involving creating, building and operating businesses in markets involving real-time interactive communications. Our business model depends on our ability to generate new and successful business concepts and to successfully integrate them into our collaborative network. As competition intensifies in the evolving Internet market, the creation and commercialization of new business concepts may prove more difficult, which could harm our business. In addition, because our strategy involves the continued participation in the operation of our network companies and in the long-term appreciation in value of these companies, we may forego short-term gains that we could otherwise realize by selling interests in our network companies.

4. We may be unable to effectively manage the growth of our network companies and of our network as a whole.

In the future, continued growth of our network companies and our network may place significantly greater strain on our resources and our ability to manage the network. This growth subjects us to a number of risks including the following:
- the potential that the addition of new network companies may cause a disruption in our ongoing support of our existing companies,

- distract our management and other personnel and make it difficult to maintain our standards, controls and procedures;
- potential deterioration of our ability to influence our companies' day-to-day operations;
- the potential failure of our companies to adopt our ideas for effectively and successfully managing their growth, which could interfere with our strategy of increasing the value of our network; and
- our entry into a market or acquisition of interests in a company or companies in which we have little experience, which could strain and distract our management and other resources.

 5. As the internet market matures and competition increases, we may not be able to continue to successfully generate promising opportunities, and we may not find opportunities to acquire interests in promising companies.

Due to a variety of factors outside of our control, we may be unable to identify promising business opportunities in the future, or to acquire promising companies that complement our business strategy. These factors include:

- competition in bringing new ideas and unique business models to the marketplace for Internet and other interactive communications businesses;
-        market  saturation  as the  number of new  entrants  into the
         Internet marketplace grows, potentially to the point where new market participants have difficulty establishing a viable commercial presence;
-        competition   from  other   potential  acquirers  and  partners of  and
         investors  in   interactive communications businesses;
-        in  specific  cases,  failure  to  agree  on the  terms  of a potential acquisition, such as the amount or price of our acquired interest, or incompatibility between us and management of the company we wish to acquire; and
- the possibility that we may lack sufficient capital to develop promising opportunities or to acquire interests in complementary companies. If we cannot develop new and successful interactive communications business concepts or acquire interests in complementary companies, our growth strategy will be impaired.

6. We may have to take actions that are disruptive to our business strategy to avoid registration under the Investment Company Act of 1940.

The Investment Company Act of 1940 requires registration for companies that are engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. A company may be deemed to be an investment company if it owns "investment securities" with a value exceeding 40% of the value of its total assets (excluding government securities and cash items) on an unconsolidated basis, unless an exemption or safe harbor applies. Securities issued by companies other than majority-owned subsidiaries are generally counted as investment securities for purposes of the Investment Company Act. Excluding government securities and cash items, substantially all of our assets on an unconsolidated basis currently consist of equity interests in majority owned subsidiaries. Registration as an investment company would subject us to restrictions that are inconsistent with our fundamental business strategy of equity growth through creating, building and operating interactive communications companies. We may have to take actions, including buying, refraining from buying, selling or refraining from selling securities, when we would otherwise not choose to in order to continue to avoid registration under the Investment Company Act.

7. In making strategic acquisitions, we will face competition from other potential investors.

Although we anticipate creating most of our network companies ourselves, from time to time we intend to acquire interests in companies complementary to our network that were created by other entrepreneurs. In pursuing opportunities for these acquisitions, we face competition from other capital providers, including publicly-traded Internet companies, venture capital companies, large corporations and other companies providing services similar to ours. Many of these competitors have greater financial resources than we do. This competition may limit our opportunities to acquire interests in companies that could enhance our network. If we cannot acquire interests in attractive companies, our growth strategy may be inhibited or may not succeed.

8. We may be unable to protect our internet domain names or our other proprietary rights, which could cause us to lose competitive advantages.

The Internet domain names we use, along with those we register or acquire for future use, are extremely important parts of our business. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. In the future, governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear.

Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights. Moreover, the laws of some foreign countries may not provide protection of our intellectual property rights to the same extent as those of the United States and Canada. Despite our precautions, unauthorized third parties might copy or reverse engineer and use information or technology that we regard as proprietary. If our proprietary information were misappropriated, we might have to litigate to protect it. Intellectual property itigation is expensive and time-consuming. The outcome of any such litigation will be uncertain, and the litigation could divert our management's attention away from running our business.

9. We will be subject to the significant influence of our current majority stockholder after this offering, and his interests may not always coincide with those of our other stockholders.

Carman Parente and entities affiliated with him, in the aggregate, will beneficially own approximately 63 % of our outstanding common stock following the completion of this offering if the maximum number of shares are sold. Mr. Parente will be able to control or significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Because his interests may not always coincide with those of our other stockholders, he may influence or cause us to take actions with which our other stockholders disagree.

10. There are risks concerning security that relate to the industries in which our network companies operate.

Concerns regarding the security of transactions and confidential information on the Internet may have an adverse impact on our business. We believe that concern regarding the security of confidential information transmitted over
the Internet  prevents  many  potential  customers   from  engaging  in  online
transactions. As online usage becomes more widespread, our network companies' customers may become more concerned about security. The infrastructure of all Internet companies is potentially vulnerable to physical or electronic break-ins viruses or similar problems. If a person circumvents the security measures imposed by any of our companies, he or she could misappropriate their proprietary information or cause interruption in their operations. Security breaches that result in access to confidential information could
damage  our  reputation   as  well   as   that   of  our  companies  and  expose
any affected company to a risk of loss or liability. Some of our companies may be required to make significant investments and efforts to protect against or remedy security breaches.

11.      We face the risk of system failure.

Our success will largely depend upon communications hardware and computer hardware made available by a third party. Like all computer systems, this system is vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. Despite the expected security measures we plan to implement, our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptive problems, which could lead to interruptions, delays, loss of data or cessation in service to users of our services and products.We presently do not have redundant systems or a formal disaster recovery plan. We do not now and will not for the foreseeable future maintain business interruption insurance. Any system failure that causes interruption or an increase in response time of our Web sites could result in less traffic to such sites and, if sustained or repeated, could reduce the attractiveness to consumers, vendors and advertisers of the products, services and advertising offered by us. In addition, a key element of our strategy is to generate a high volume of visits to and activity with respect to our Web sites. An increase in the volume of visits to our Web sites could strain the capacity of the software or hardware deployed by us, which could lead to slower response time or system failures, and adversely affect sales of products, services and advertising and the number of impressions received by advertising and thus our advertising revenues.

12. We will rely on merchandise vendors and third party manufacturers who may not perform as anticipated.

We  expect  that we  will  entirely  depend
upon vendors and third party manufacturers to supply us with merchandise for sale through our Web sites, and the availability of merchandise is unpredictable. There can be no assurance that our current and future vendors and manufacturers will continue to sell merchandise to or manufacture merchandise for us or otherwise provide merchandise for sale through our Web sites or that we will be able to establish new vendor or manufacturer relationships that ensure merchandise will be available. We will also rely on many of our vendors, manufacturers and our joint venture partners to process and ship merchandise to customers. We will have limited control over the shipping procedures of our vendors, manufacturers and our joint venture partners, and shipments by these vendors, manufacturers and joint venture partners may be subject to delays. Although most merchandise sold by us is expected to carry a warranty supplied either by the manufacturer or the vendor and we will not be obligated to accept merchandise returns, we may however be constrained to accept returns from customers for which we may not receive reimbursements from our vendors or manufacturers.

If we are unable to develop and maintain satisfactory relationships with vendors and manufacturers on acceptable commercial terms, if we are unable to obtain sufficient quantities of merchandise, if the quality of service provided by such vendors and manufacturers falls below a satisfactory standard or if our level of returns exceeds our expectations, our business, results of operations and financial condition will be materially and adversely affected.

13.      We will rely on other third parties who may not perform as anticipated.

In addition to our merchandise vendors and manufacturers, our operations will depend on a number of third parties. We will have limited control over these third parties and will probably have no long-term relationships with any of them. We do not own a gateway onto the Internet, but instead now and presumably always will rely on an Internet service provider to connect our Web sites to the Internet. We will also rely on a variety of technology that we will license from third parties. The loss of or our inability to maintain or obtain upgrades to any of these technology licenses could result in delays, which would materially adversely affect our business, results of operations and financial condition, until equivalent technology could be identified, licensed or developed and integrated. Furthermore, we will depend on hardware suppliers for prompt delivery, installation and service of servers and other equipment used to deliver our products and services. If we are unable to maintain satisfactory relationships with such third parties on acceptable commercial terms, or the quality of products and services provided by such third parties falls below a satisfactory standard, our business, results of operations and financial condition will be materially adversely affected. In addition, we will also depend upon Web browsers for access to the products, services and advertising offered by us.

14. We may not be able to protect our intellectual property.

The development of our brands depends to a significant degree on the protection of our trademarks and trade names. We have registered the "99999CIC", "JACKOFALLTRADES", and "WHEELSFORSALE" web sites. Nonetheless, there can be no assurance that we will be able to secure significant protection for these trademarks. Current and future competitors or others may adopt product or service names similar to our trademarks, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our potential inability to protect our trademarks and trade names might have a material adverse effect on our business, results of operations and financial condition. In addition, we may in the future receive notices from third parties claiming infringement by aspects of our businesses. While we are not currently subject to any such claim, any future claim, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, and require us to enter into royalty and licensing agreements, which could have a material adverse effect on our business, results of operations and financial condition. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, results of operations and financial condition.

15.      We may have other potential liability for materials on our web sites.

Because materials may be downloaded from our Web sites and may be subsequently distributed to others, there is a possibility that claims could be asserted against us on a variety of legal theories (including defamation, negligence and copyright and trademark infringement) depending on the nature and content of such materials. For example, we could be liable for any defamatory information we provided about a person, for any losses incurred by a person in reliance on incorrect information negligently provided by us and for copyright and trademark infringement resulting from information provided by us. Moreover, we expect that we will enter into agreements with third parties whereby we may provide links to such third parties' Web sites. A claimant might successfully argue that by providing such links, that we are liable for wrongful actions by such third parties through such Web sites, such as defamation, negligence and copyright and trademark infringement, as well as losses resulting from the products and services sold by the third party. At the present time we do not carry general liability insurance. Any imposition of liability or legal defence expenses could have a material adverse effect on the company's business, operating results and financial condition.

16.      We will have risks with respect to potential acquisitions.

As part of our business strategy, we expect to acquire complementary companies, products, services or technologies. There can be no assurance that we will be able to identify additional suitable acquisition candidates or that we will be able to acquire such candidates on acceptable terms. In addition, the successful implementation of this strategy depends on our ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with ours. Any such transactions would be accompanied by the risks commonly encountered in such transactions. Such risks include, among other things,

- the difficulty of assimilating the operations and personnel of the acquired companies;
-        the potential  disruption of our ongoing business;
- additional expenses associated with amortization of acquired intangible assets;
-        the maintenance of uniform standards, controls,procedures and policies;
- the impairment of relationships with employees, customers, vendors and advertisers as a result of any integration of new management personnel; and
-        the potential unknown liabilities associated with acquired businesses.

There can be no assurance that we will be successful in overcoming these risks or any other problems encountered in connection with such acquisitions. Due to all of the foregoing, our pursuit of an overall acquisition strategy or any future acquisition may have a material adverse effect on our business, results of operations, financial condition and cash flows. Although we do not expect to use cash for acquisition consideration, to the extent that we may choose to do so in the future, we may be required to obtain additional financing and there can be no assurance that such financing will be available on favorable terms, if at all.

 17. Our companies are subject to risks related to rapid technological change that could increase cost and uncertainty.

Rapid technological changes make it difficult for Internet companies to remain current with their technical resources in order to maintain competitive product and service offerings. The markets in which our companies will operate are characterized by rapid technological change, frequent new product and service introductions and evolving industry standards. Significant technological changes could render existing website technology or other products and services rapidly obsolete. The Internet's growth and intense competition exacerbate these conditions. If our companies do not successfully respond to continuing technological developments or do not respond in a cost-effective way, our business, financial condition and operating results will be adversely affected. To be successful, we must adapt to the rapidly changing markets by continually improving the responsiveness, services and features of our companies' various products and services and by developing new features to meet customer needs.

18. Additional government regulations may increase the costs of doing business for our companies and us.

Government regulations and legal uncertainties may  place   financial   burdens
on our business and the businesses of our network companies. Because of the Internet's popularity and increasing use, new laws and regulations may be adopted. These laws and regulations may cover issues such as the collection and use of data from website visitors and related privacy issues, pricing, content, copyrights, trademarks, online gambling, distribution and quality of goods and services. Currently, the law governing Internet transactions remains largely unsettled, even in areas in which there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel, sexually explicit material and taxation apply to the Internet. The adoption or modification of laws or regulations relating to the Internet could adversely affect our business by increasing our costs and administrative burdens. In addition, privacy-related regulation of the Internet could interfere with the strategies of our companies that collect and use personal information as part of their marketing efforts or businesses. Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The United States Congress has enacted Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The European Union has enacted its own data protection and privacy directive to implement laws relating to the processing and transmission of personal data. We must comply with these new regulations in both Europe and the United States, as well as any other regulations adopted by other countries where we may do business. In addition, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad. Compliance with any newly adopted laws may prove difficult for us and may negatively affect our business.

19.      We may not be able to meet our future capital needs.

We may not be able to meet our future capital needs. We currently have no constant and continual flow of revenues. Our future liquidity and capital requirements will depend upon numerous factors, including the success of our business model. We may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to us, or at all. Furthermore, debt financing (if available) may involve restrictive covenants, which may limit our operating flexibility with respect to certain business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of our Common Stock. While our need for additional capital can not now be precisely ascertained because of the uncertainty of our actual growth, management believes that our future capital needs, in order to pursue our business plan as desired, will exceed our current financial position.

We expect to finance our operations for the remainder of fiscal 2003 through cash flow from operations and proceeds from this offering. We are looking for sources of additional capital, but there can be no assurance that such sources can be found or that, if found, the terms of such capital will be commercially acceptable to us. If adequate funds are not available on acceptable terms, we may be unable to take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, results of operations and financial condition.

20. We are substantially relying upon the services of a single officer and director and we may not be able to attract additional management personnel as needed.

We  substantially  depend upon  the  efforts   and skills  of  Carman
Parente, a director and the President of the Company. The loss of the services of Mr.Parente, or the inability of him to devote sufficient attention to our operations, would have a materially adverse effect on our operations. We do not maintain key man life insurance on Mr. Parente. In addition, there can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform. Our success in attracting additional qualified personnel will depend on many factors, including our ability to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that we will be successful in attracting highly qualified individuals in key management positions.

21. There is no current trading market for our common stock, and any market that develops may have a very limited float of shares owned by non-affiliates

There has not been any established public market for the trading of the shares of Common Stock. Subject to the sponsorship of a market maker, shares of Common Stock are expected to be traded in the over-the-counter market on the OTC
Electronic Bulletin Board. There can be no assurance that such trading will occur or as to the prices at which the shares of Common Stock will trade. Prices for shares of Common Stock are determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the markets for shares of Common Stock, investor perception of the Company and the industry in which the Company participates and general economic and market conditions. In addition to the preceding, if the maximum number of common shares is sold in this offering, only 37% of the shares of Common Stock outstanding after such sale will be held by persons not affiliated with the Company. The limited float resulting from the foregoing facts may make the Common Stock less liquid than it would be in a more active trading market, possibly causing holders of the Common Stock to retain their shares longer than they may want. The resulting limited liquidity may also have the effect of depressing the price of the Common Stock. We believe that the initial limited float will be eased to some extent over time as shares of Common Stock subject to legal or contractual restrictions become freely tradeable, and if we elect to effect a public offering of additional shares of Common Stock. Finally, we will need to obtain the sponsorship of at least one market maker in order for the Common Stock to be traded on the OTC Electronic Bulletin Board. At this time, we have not yet obtained such a sponsorship. We are not aware of any specific criteria that would preclude us from obtaining a market maker sponsorship. Once the sponsorship of a market maker is obtained, such market maker will be required to file a standard form with the National Association of Securities Dealers before the Common Stock may be quoted on the OTC Electronic Bulletin Board.

RISKS ASSOCIATED WITH THIS OFFERING:

22. There is no minimum number of shares that must be sold and we will not refund any funds to you.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. No money will be refunded to you under any circumstances.

23. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares. It also may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

24. Because Mr. Parente and his affiliates will own more than 50% of the outstanding shares after this offering, he will be able to decide who will be the directors and you may not be able to elect any directors.

Even if we sell all 1,000,000 shares of common stock in this offering, Mr. Parente and his affiliates will still own 1,710,000 shares and will continue to control us. . As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Parente and his affiliates will be able to elect all of our directors and control our operations.

25.      You are risking up to $100,000 to fund our proposed  operations.

If our proposed operations fail for any reason, you will lose your entire investment. You will be providing up to $100,000 to fund our proposed operations. Since you are providing all of the cash for our proposed operations, if we cease our proposed operations for any reason, you will lose your entire investment.

26. Mr. Parente's control prevents you from causing a change in the course of our operations.

Because Mr.Parente will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

27. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

A total of 1,710,000 shares of stock were issued to our two officers and directors. They paid an average deemed price of $0.10 per share. Subject to the restrictions described under "Future Sales by Existing Stockholders" under "PRINCIPAL SHAREHOLDERS " of this prospectus, they will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market,the sales may cause the market price of the stock to drop.

28. We have broad discretion to use the offering proceeds, and we may not use these proceeds in a way with which our stockholders agree.

The net proceeds of this offering are not allocated for specific uses other than to generally further our business of creating, building and operating businesses in markets involving interactive communications, and to acquire or increase our interests in these businesses, along with other general corporate purposes. Our management can spend most of the proceeds from this offering in ways with which our stockholders may not agree.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH HEREIN, THE SHARES COVERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. STOCKHOLDERS SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "RISK FACTORS," "MANAGEMENT'S DISCUSSION and ANALYSIS of FINANCIAL CONDITION and RESULTS of OPERATIONS" and "BUSINESS," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. Readers are cautioned not to place undue reliance on those forward-looking statements, which reflect our management's view only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

The net proceeds to us after deducting estimated offering expenses of $20,000 will be $80,000 if all the shares are sold. The first $20,000 raised will be used for offering expenses. All net proceeds will be used to fund ongoing operations. Funds which are not immediately used for such purposes will be invested in term deposits and financial instruments issued by financial institutions approved by Company management and may also be used for general corporate purposes. We intend to use the net proceeds approximately as follows:

Amount Raised          $25,000        $50,000         $75,000         $100,000
Offering Expenses      $20,000        $20,000         $20,000         $ 20,000
Working Capital        $ 5,000        $30,000         $55,000         $ 80,000

No immediate allowances have been made or are expected to be made for wages till the company is able to support any additional expenditures through cash flows. We anticipate using the bulk of our funds to execute our business plan as well as build up our balance sheets, cash flow pro-formas and earnings potential. Accordingly, management will have significant flexibility in applying net proceeds. The failure of management to apply such funds effectively could have a material adverse effect on our business, results of operations and financial condition.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.
The factors considered were:
-        the price we believe a purchaser is willing to pay for our stock
-        our relative cash requirements
-        the proceeds to be raised by the offering
-        our lack of operating history
- the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing share holders

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2003, the net tangible book value of our shares of common stock was a deficit of ($101,304) or approximately NIL per share based upon 3,000,000 shares outstanding.

Four subsequent events as of July 1, 2003 listed below significantly altered the Company financials: See Note 7- Subsequent Events of Financial Statements.
- By an agreement dated July 1, 2003, the Company agreed to acquire all of the outstanding shares of 627073 B.C. Ltd. ("627073") by issuing 230,000 common shares of the Company at a deemed value of $0.10 per share. The Company and 627073 are related by virtue of a common director. 627073 is a private British Columbia company.
-        By   a   resolution   dated  July 1,  2003,  the  Company  acquired
         250,000 shares of Cash Now International Holdings Inc. ("Cash Now") (3.13% of the common shares of Cash Now) doing business as Finance One by issuing 480,000 common shares of the Company at a deemed $0.10 per share. Finance One is a private British Columbia, Canada company and its business is providing financial services to middle market companies.
-        By  a  resolution   dated   July 1, 2003, the  Company  settled  debts
         outstanding at June 30, 2003 with directors of the Company and a company controlled by a director of the Company in the amount of $100,000 by the issuance of 1,000,000 common shares of the Company at a deemed value of $0.10 per share.
- By a resolution dated July 1, 2003, the Company has accepted the return of 3,000,000 common shares issued to a director of the Company for $3,000. These shares have been cancelled.

As of July 1, 2003, the net tangible book value of our shares of common stock was $69,696 or approximately $0.04 per share based upon 1,710,000 shares outstanding as a result of the transactions described above. Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 2,710,000 shares to be outstanding will be $149,696 or approximately $0.06 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.06 per share. Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 2,460,000 shares to be outstanding will be $124,696 or approximately $0.05 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.05 per share. Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 2,210,000 shares to be outstanding will be $99,696 or approximately $0.05 per share. The net tangible book value of the shares held by our existing stockholders will increase by $0.01 per share to $0.05 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.05 per share. Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 1,960,000 shares to be outstanding will be $74,696 or approximately $0.04 per share. The net tangible book value of the shares held by our existing stockholders will be remain at $0.04 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to approximately $0.04 per share. After completion of this offering, if 1,000,000 shares are sold, new investors will own approximately 37% of the total number of shares then outstanding for which new investors will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 63% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totaling $171,000, or approximately $0.10 per share. After completion of this offering, if 750,000 shares are sold, new investors will own approximately 30% of the total number of shares then outstanding for which new investors will have made a cash investment of $75,000, or $0.10 per share. Our existing stockholders will own approximately 70% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totaling a deemed value of $171,000, or approximately $0.10 per share. After completion of this offering, if 500,000 shares are sold, new investors will own approximately 23% of the total number of shares then outstanding for which new investors will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 77% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totaling a deemed value of $171,000 or approximately $0.10 per share. After completion of this offering, if 250,000 shares are sold, new investors will own approximately 13% of the total number of shares then outstanding for which new investors will have made a cash investment of $25,000, or $0.10 per share. Our existing stockholders will own approximately 87% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totaling a deemed value of $171,000, or approximately $0.10 per share. The following table compares the differences of new investors' investment in our shares with the investment of our existing stockholders.


EXISTING STOCKHOLDERS

 Price per share $0.10*
 Net tangible book value per share before offering $0.04
 Net tangible book value per share after offering  $0.05
 Increase to present stockholders in net tangible book value per share after offering $0.01
 Capital contributions $171,000*
 Number of shares  outstanding  before the offering  1,710,000
 Number of shares after offering held by existing stockholders 1,710,000 Percentage of ownership after offering 63%

 PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
 Price per share $0.10
 Dilution per share $0.05
 Capital contributions $100,000
 Number of shares after offering held by public investors 1,000,000 Percentage of ownership after offering 27%

 PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
 Price per share $0.10
 Dilution per share $0.05
 Capital contributions $75,000
 Number of shares after offering held by public investors 750,000 Percentage of ownership after offering 30%

 PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
 Price per share $0.10
 Dilution per share $0.06
 Capital contributions $50,000
 Number of shares after offering held by public investors 500,000
 Percentage of ownership after offering 23%

 PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD
 Price per share $0.10
 Dilution per share $0.06
 Capital contributions $25,000
 Number of shares after offering held by public investors 250,000 Percentage of ownership after offering 13%

*These amounts include our Board of Directors' valuations of services and properties contributed by our existing directors and shareholders. These valuations were not made by an independent party and there can be no assurance that an independent valuation would have resulted in the same or similar valuations.

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through Carman Parente, one of our officers and directors. Mr. Parente will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them our common stock. Mr. Parente will receive no commission from the sale of any shares. Mr. Parente will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:
1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

Mr. Parente has not sold and will not sell our securities during the periods described, except pursuant to this offering. Mr. Parente is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Parente is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr.Parente has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Parente intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after the SEC declares our registration statement effective, do we intend to solicit sales where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors, our business associates, our friends and relatives who are interested in us and in a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must: execute and deliver a subscription agreement; deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to "Five Nines Ltd."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors will not be purchasing any of the shares of common stock offered by us in this offering. We and our distribution participants will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to compliance with Regulation M of the Exchange Act. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

Other Matters

The Distribution is not being made in any states or other jurisdictions in which it is unlawful to do so. We may delay the commencement of the distribution in certain states or other jurisdictions in order to comply with the securities law requirements of such states or other jurisdictions. It is not anticipated that there will be any changes in the terms of the distribution. We may, if we so determine in our sole discretion, decline to make modifications to the terms of the distribution requested by certain states or other jurisdictions, in which event stockholders resident in such states or other jurisdictions will not be eligible to participate in the distribution.

                                    BUSINESS
General

The Company was incorporated in March 2001 under the laws of the State of Colorado and since inception has been developing a business model that plans to create, build and operate businesses that use the power of real-time interactive communications. Most of our companies are expected to be based on ideas we generate internally, although from time to time we may consider ideas brought to us by other entrepreneurs or acquire interests in existing Internet companies that are strategically important to our network. Each business in our integrated, collaborative network is expected to be established as a separate company rather than as a division of Five Nines. The Five Nines business method currently consists of idea generation, selection and analysis, company building and operational support, and strategic guidance and direction.

Currently  under  the  Five  Nines  umbrella  we  have  www.99999cic.com  (under
construction)  as  well  as  having  registered   www.jackofalltrades.ca  (under
construction) and www.wheelsforsale.ca (under construction).

We have  also  acquired  approximately  three  per  cent  interest  in Cash  Now
International Holdings Inc. through a share swap arrangement with Carman Parente, our President/Director. The acquisition was done for a future project under the Five Nines umbrella. See section under "CERTAIN TRANSACTIONS".

Electronic commerce opportunities are expected to arise in several different ways. First, we expect to offer products, services and advertising by means of sites on the World Wide Web (the "Web") of the Internet. We are currently developing a Web site to offer already identified products and services, and we expect to develop additional Web sites in the future to offer products and services yet to be identified and to provide content (also yet to be identified) and advertising in connection therewith. (For a description of our first commercial Web site currently being developed and already identified products, see "BUSINESS - Current Project.") In addition, we expect to acquire other companies to be identified in the future. Acquisition candidates are expected to include emerging electronic commerce companies, traditional companies with good prospects for significant electronic commerce, and Internet service companies capable of enhancing the Company's Internet resources.

Our address is 106-1641 Lonsdale Ave., North Vancouver, B.C. V7M 2J5, and our telephone number is (604) 880-3144. Our initial Web site (still under construction) is located at http://www.99999cic.com. Information contained in the Web site shall not be deemed to be a part of this Prospectus. Unless the context indicates otherwise, the term "we" or "Company" shall include Five Nines Ltd., the joint ventures in which it becomes a venturer, and its future subsidiaries.

Industry Background

The increasing functionality, accessibility and overall usage of the Internet and online services have made them an attractive commercial medium. The Internet and other online services are evolving into a unique sales and marketing channel, just as retail stores, mail-order catalogs and television shopping have done. In theory, electronic retailers have virtually unlimited electronic shelf space and can offer customers a vast selection through efficient searches and retrieval interfaces. Moreover, electronic retailers can interact directly with customers by frequently adjusting their featured selections, editorial insights, shopping interfaces, pricing and visual presentations. Beyond the benefits of selection, purchasing is more convenient than shopping in a physical retail store because electronic shopping can be done 24 hours a day and does not require a trip to a store. Web sites can present advertising and marketing materials in new and compelling fashions, display products and services in electronic  catalogs,  offer  products  and  services  for sale  electronically, process transactions and fulfill orders, provide customers with rapid and accurate responses to their questions, and gather customer feedback efficiently. The minimal cost to develop and maintain a Web site, the ability to reach and serve a large and global group of customers electronically from a central location, and the potential for personalized low-cost customer interaction, provide additional economic benefits for electronic retailers. Unlike traditional retail channels, electronic retailers do not have the burdensome costs of managing and maintaining expensive retail real estate and a significant retail store infrastructure or the continuous printing and mailing costs of catalog marketing. Furthermore, electronic retailers are generally able to conduct their businesses with fewer employee than traditional retailers. Because of these advantages over traditional retailers, electronic retailers have the potential to build large, global customer bases quickly and to achieve superior economic returns over the long term.

Businesses seeking to realize the benefits provided by electronic commerce face a formidable series of challenges presented by the need to link business and marketing strategies, new and rapidly changing technologies and continuously updated content. The establishment and maintenance of a Web site to pursue electronic commerce requires significant technical expertise in a number of areas, such as electronic commerce systems, security and privacy technologies, application and database programming, mainframe and legacy integration technologies and advanced user interface and multimedia production. Marketing expertise in a number of areas (including the development of audiences, greater search engine presence, and broader ranges of links to the site) is also required.

Despite our optimism about the future of electronic commerce, the pursuit of a business plan based on electronic commerce is not without considerable risks. For more information about these risks, see "RISK FACTORS".

The Five Nines Solution

The Company was founded to create, build, seek out and operate business opportunities presented by electronic commerce. We believe that the migration from traditional shopping to electronic shopping, and the increase in the electronic dissemination of content, will present for the foreseeable future excellent business opportunities to sell products and services and to offer additional forms of advertising made available by the Internet. We also intend to develop a full, integrated ensemble of strategic, technical and creative skills required for electronic commerce. Currently, we rely on third party vendors to provide these skills. However, we intend to actively seek acquisitions to give us these skills internally.

Strategy

Our objective is to take advantages of electronic commerce opportunities through the following key strategies:

IDEA GENERATION, SELECTION AND ANALYSIS. We intend to create companies by continually generating ideas for innovative business models. We intend to measure each idea against several criteria, including whether it addresses an unmet market need, its potential to benefit the Five Nines network and its ability to generate increasing efficiencies as the business grows.

CREATE CUSTOMER LOYALTY by DELIVERING a COMPELLING VALUE PROPOSITION. We will strive to offer our customers compelling value through innovative use of technology, broad selection, high-quality content, a high level of customer service, competitive pricing and personalized services. In addition, we will seek to offer our customers a high-quality shopping experience through informative and entertaining content, as well as simple and efficient navigation capabilities.

BUILD STRONG BRAND RECOGNITION. Our strategy is to develop, promote, advertise and increase the brand equity and visibility of our products, services and advertising through excellent service and a variety of marketing and promotional techniques, including advertising on other Web sites and other media, conducting an ongoing public relations campaign and developing business alliances and partnerships.

CREATE a SUPERIOR ECONOMIC MODEL. Because we will not be burdened by the costs or legacy of physical store networks, related personnel, and printing and delivering of content, we believe we will have an inherent economic advantage relative to traditional retailers and providers of content. Our goal is to capitalize on this advantage by aggressively driving revenue growth to achieve economies of scale and by incorporating technological advances throughout our Web sites.

MAINTAIN TECHNOLOGY FOCUS and EXPERTISE. A state-of-the-art interactive commerce platform is necessary to enhance our service offering, leverage the unique characteristics of retailing and electronic content delivery, and enable a superior economic model. We will be committed to developing, acquiring and implementing technology-driven enhancements to our Web sites and transaction-processing systems. Among other technology objectives, we intend to provide increasingly valuable personalized service programs, make user interfaces as intuitive, engaging and fast as possible and continuously improve the efficiency of our fulfillment activities.

PURSUE INCREMENTAL REVENUE OPPORTUNITIES. We intend to leverage our brands, electronic commerce experience, operating infrastructures and customer bases to broaden our presence and develop additional revenue opportunities. In addition, we will consider developing incremental revenue opportunities through affiliated or related Web sites, related product areas, geographic expansion or acquisition of complementary businesses, products or technologies. Finally, our customer demographic and substantial site traffic is expected to create a meaningful opportunity for advertising sales, the sale of demographic information and the sale of links to other sites to be featured on our sites.

STRENGTHEN ELECTRONIC COMMERCE ABILITIES. We intend to build a critical mass of strategic, technical and creative talent primarily through acquisitions in order to strengthen our electronic commerce abilities. We intend to continue efforts to identify, review and integrate the latest electronic commerce technologies and accumulating and deploying the best demonstrated practices for developing and implementing electronic commerce strategies.

DEVELOP ADDITIONAL STRATEGIC RELATIONSHIPS. We have developed a number of informal strategic relationships with advertiseing agencies, web developers, site content managers, site hosts and other persons whose services are necessary to develop and implement an electronic commerce strategy. None of these strategic relationships has yet resulted in a legal binding relationship. While we intend to develop the ability to render these services internally, we also intend to continue developing strategic relationships so that we can have adequate access to such services for the foreseeable future. We expect that we may ultimately acquire some of the firms with which we establish strategic relationships.

ATTRACT and RETAIN EXCEPTIONAL EMPLOYEES. The Company believes that versatile and experienced employees provide significant advantages in the rapidly evolving market in which it will compete. The Company is committed to building a talented employee base and to attracting an experienced management team.

Web Sites

The proper development and implementation of a Web site for a business involves a number of steps. First, a thorough study is undertaken to determine the likelihood that the business will succeed in electronic commerce. Once the study determines that the business is likely to succeed in electronic commerce, a strategy for developing a Web site is developed by a team composed of the business principals, advertising agency, web developer and content site manager. A domain name is agreed upon and obtained. The Web site is then "story boarded" or laid out conceptually and graphically. A web developer develops the structure of the Web site, including electronic commerce systems; host integration;
implementation of third-party applications and security technologies; and integration of hardware, software and Internet access products. A compelling user interface is created to attract and hold the attention of the target audience while conforming to brand images and marketing campaigns. A relationship with a third-party vendor is established to provide secure, state-of-the-art, high-availability Web site hosting and integrated services for e-mail and secure electronic commerce. Once operational, a Web site requires ongoing support services for content maintenance, site administration, technical problems, assistance with the hosting environment, and software support. As the Web site nears completion, electronic marketing objectives are developed to establish and increase Web site traffic, strengthen brand awareness and generate sales leads. Electronic media planning and purchasing, and electronic public relations is undertaken. This is followed by efforts to optimize the Web site's search engine presence, increase site access through hyperlink recruitment and disseminate key messages to Internet newsgroups, mailing lists and forums. Typically a Web site starts as a basic site costing several thousand dollars. It can then become increasingly more complex through the addition of more Web pages, links and commercial capability.


 Current Project

The Company is currently  developing it's web site  www.99999cic.com  as well as
having   started    preliminary    work   on   it's    additional   two   sites,
www.jackofalltrades.ca and www.wheelsforsale.ca.

99999cic is the umbrella site dedicated to providing operational support, strategic guidance, direction and start up funding for all our net work companies starting with jackofalltrades and wheelsforsale. This Web site will feature content and products addressed specifically to our network of affiliated companies and interests. Initial products and services will be geared towards jackofalltrades which is intended to be a host site for a one stop residential and commercial repair/service facility. It is anticipated that one call will allow an individual to obtain quotes on gardening, painting, plumbing, home repairs, vent cleaning, general maintenance, etc. The wheelsforsale site is intended to be developed to feature used vehicles, kit cars, exotic model car kits, scooters for the mobility challenged, gas powered miniature race cars and additional unique products with wheels.

Market and Marketing

Our objective is to take advantages of electronic commerce opportunities. Our marketing will be focused on developing a flow of potential electronic commerce opportunities for our consideration, and developing sales of the products, services and advertising offered through the electronic commerce opportunities selected by us. Currently, we learn of all of our potential electronic commerce opportunities through word-of-mouth referrals. In the future, we intend to advertise for electronic commerce opportunities on the Internet once regulatory constraints have been complied with, and we may engage intermediaries and brokers to locate these prospects as well. One way or the other, we intend to maintain an active program of locating electronic commerce opportunities.

With respect to our products and services offered through Web sites, our marketing strategies will be designed to strengthen our brand names, increase customer traffic to our Web sites, build strong customer loyalty, maximize repeat purchases and develop incremental revenue opportunities. We intend to build customer loyalty by creatively applying technology to deliver personalized programs and service, as well as creative and flexible merchandising. We expect to be able to provide increasingly targeted and customized services by using the extensive customer preference and behavioral data obtained as a result of our experience. In contrast to traditional direct-marketing efforts, our personalized notification services will send customers highly customized notices at customers' request. By offering customers a compelling and personalized value proposition, we will seek to increase the number of visitors that make a purchase, to encourage repeat visits and purchases and to extend customer retention. Loyal, satisfied customers also generate word-of-mouth advertising and awareness, and are able to reach thousands of other customers and potential customers because of the reach of electronic commerce We intend to employ a variety of media, program and product development, business development and promotional activities to achieve these goals. We intend to place advertisements on various Web sites. These advertisements will usually take the form of banners that encourage readers to click through directly to our Web sites. We also intend to enter into co-marketing agreement pursuant to which links to our Web sites will be featured on other, non-company Web sites. We also intend to engage in a coordinated program of print advertising in specialized and general circulation newspapers and magazines. In the future we may begin advertising in other media. This activity will be undertaken with the hope of being featured in a wide variety of television shows, articles and radio programs and widely-read portions of the Internet, such as portions included on Google, Netscape and Yahoo!

Competition

The electronic commerce market is rapidly evolving and intensely competitive. We expect such competition to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new Web sites at a relatively low cost. We expect that we will encounter fierce competition with regard to any product or service that we offer in the future. Competitive pressures created by any current or future competitors could have a material adverse effect on our business, prospects, financial condition and results of operations. We believe that the principal competitive factors in our markets will be brand recognition, selection, personalized services, convenience, price, accessibility, customer service, quality of editorial and other site content and reliability and speed of fulfillment, and we intend to compete vigorously in all of these aspects. We expect that most of our current and potential competitors will have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us. In addition, electronic retailers may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and electronic commerce increases. Certain of our competitors may be able to secure merchandise from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to their Web sites and systems development than we can. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

Employees

The Company currently has only one employee, Carman Parente. Mr. Parente currently devotes approximately 25% of his business time and attention to the Company.

Facilities

We are currently sharing office space with an affiliate company of the President (C.Parente). As such only minimal expenses are incurred (telephone, stationary, etc.) till we are in a position to fully implement our business plan.
We also own the intellectual property rights in our domain name and Web sites. We do not own any significant tangible property.




   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                             OPERATION

With our acquisition of 627073 BC Ltd. (See "CERTAIN TRANSACTIONS" and "FINANCIAL STATEMENTS Note 7 - Subsequent Events") which contained cash assets of approximately $23,000 USD, we currently have cash on hand only sufficient to operate throughout fiscal 2004 on a fairly minimal scale. In order for us to pursue our business plan in the manner we prefer, we expect that we will need to raise additional funds in amounts that can not now be precisely ascertained due to the uncertainty of our actual growth. There can be no assurance that we will be successful in raising the funds that we need. See "RISK FACTORS".

We do not anticipate performing any research and development in the next twelve months, other than that which is performed in the normal course of business as we develop our electronic commerce capabilities. There is no expected purchases or sales of any plant or significant equipment. We do not anticipate any significant changes in our number of employees, other than through any possible acquisitions.

We are a start-up, development stage company and have not yet generated or realized any revenues from our business operations.

We are thinly capitalized and our founders have not made a commitment of financial support to meet our obligations. We have also not generated any revenues and no revenues are anticipated unless and until our current projects are fully funded and successfully executed. Accordingly, we must raise cash from sources other than the potential future revenues of our current project.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to our offering expenses and then to pay ongoing expenses related to the execution of our business model. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.
..
Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a start-up development stage company and have not generated any revenues from our proposed operations so far. We may not be successful in our proposed business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our interests, and possible cost overruns due to price and cost increases in services.

We are seeking equity financing in this current offering in order to pay our ongoing costs in the timely execution of our business model. We expect to pay approximately $20,000 in expenses for the preparation and filing of this registration statement. All additional funds will be used in the execution of the business model to be used at the pace and requirement of management.

We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results Of Operations

From Incorporation on March 5, 2001.

We are a development stage company with three currently registered internet related web sites, all under development according to the availability of resources. We have minimal ongoing obligations and as such are afforded the luxury to proceed on our ability to pay as we go.

Since inception, we have used our common stock for acquisitions, corporate expenses and to repay outstanding indebtedness. From inception on March 5, 2001 to July 1, 2003 a total of $171,000 was utilized as a result of various transactions.(See Certain Transactions.) Shares for debt were issued as of July 1, 2003 but were for services that were performed for years 2001, 2002, 2003. We settled outstanding debts with our officers for a total of $50,000 in non-cash compensation by issuing them a total of 500,000 shares of common stock at a deemed price of $0.10 per share. Mr. Parente received $25,000 in non-cash compensation by the issuance of 250,000 shares of common stock at a deemed price of $0.10 per share. Mr. Louvier also received $25,000 in non-cash compensation by the issuance of 250,000 shares of common stock at a deemed price of $0.10 per share. The officers received this non-cash compensation in lieu of director's fees for the past two and a half years.

We paid 567147 BC Ltd (Controlled by Carman Parente) a total of $50,000 in non-cash compensation by issuing 500,000 shares of common stock at a deemed price of $0.10 per share for management and consulting services for two and a half years. These shares and compensation were in replacement for the original issuance and subsequent cancellation of 3,000,000 shares (See "CERTAIN TRANSACTIONS" and "FINANCIAL STATEMENTS -Note 7- Subsequent Events"). A further $48,000 in non-cash compensation by the issuance of 480,000 shares of common stock at a deemed price of $0.10 per share was allocated to Mr. Parente for his sale to the Company of 250,000 shares of common stock of Cash Now International Holdings Inc. for a potential future joint venture project. In addition we completed a share swap with 627073 BC Ltd DBA Five Nines CIC (Controlled by Carman Parente) giving 230,000 shares of common stock at a price of $0.10 per share for all the assets and services being provided by 627073 BC Ltd and thereby becoming a wholly owned entity of Five Nines Ltd providing banking and consulting services.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations. We have issued 1,710,000 shares of common stock since March 5, 2001 after cancellation of the original 3,000,000 share issuance (See "CERTAIN TRANSACTIONS" and "FINANCIAL STATEMENTS-Note 7 - Subsequent Events"). Our material commitments for capital expenditures include offering expenses in the estimated amount of $20,000. We require funds from this offering to pay all of these costs. Our remaining material commitments for capital expenditures are the ongoing costs in respect of executing our business plan to fully develop our current three web sites. We need proceeds from this offering to pay these ongoing costs. We anticipate needing approximately $15,000 to $20,000 per web site for completion costs. If we cannot pay these amounts we will not be in a position to fully launch all three sites and will be forced to re-evaluate and prioritize our decisions. We may go out of business if sufficient funds are not raised, we will have to rethink our business plans depending on the availability of funds as we cannot determine the precise timing of our ongoing funding requirements. Please see the "RISK FACTORS." As of July 1, 2003, our total assets were $71,000 in cash and securities and our total liabilities were $1304 (See "CERTAIN TRANSACTIONS" and Note 7-Subsequent Events of Financial Statements)

We currently have cash on hand only sufficient to operate throughout fiscal 2004 on a fairly minimal scale. In order for us to pursue our business plan in the manner that we prefer, we expect that we will need to raise additional funds in amounts that can not now be precisely ascertained due to the uncertainty of our actual growth. There can be no assurance that we will be successful in raising the funds that we need. See "RISK FACTORS"

                                   MANAGEMENT

Each of our directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.

The names and positions of our present officers and directors are set forth below:

Name and Addresses                  Age                        Position (s)
--------------------------------------------------------------------------------
Carman Parente                       50                        President, CEO
843 Regal Cres                                                 Member of Board
North Vancouver, B.C.V7K2X9                                    of Directors

Douglas Louvier                      54                        Secretary, CFO
4502 South 193rd St.                                           Member of Board
Seattle, Wa. 98188                                             of Directors
--------------------------------------------------------------------------------
The persons named above have held their positions since the company's inception and are expected to hold their office/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Carman Parente has been our President, Chief Executive Officer and a member of our board of directors since March 5,2001. Mr. Parente is a self employed business consultant. For the past twelve years he has been president and director of CM Parente Consulting, a private family enterprise providing consulting and financial services to early stage private and public start up companies. Prior to starting his family consulting firm, Mr.Parente spent 15 years in various management capacities within the Canadian banking system. Dating from the 1980's to 1999, Mr. Parente has been a director/officer of numerous Canadian and US public companies, his most recent past directorship was in 1999 where he started and brought to the US market Euro Industries Ltd that is currently trading under Destiny Media Techs Inc. He is a graduate of the British Columbia Institute of Technology and holds the CIM designation from the Canadian Institute of Management in Ottawa.

Douglas Louvier has been our Secretary, Corporate Finance Officer and a member of our board of directors since March 5, 2001. Mr. Louvier is a self-employed business owner/operator. For the past 12 years he has been vice-president sales and marketing and director of Wavemaster Canada Ltd., a private Canadian company specializing in the design, installation and maintenance of farm fishing pens and cages. Mr. Louvier is a past owner/operator of a family construction company(Louvier Construction). He currently is a member of the BC Salmon Farmers Association and a member of the Langley Chamber of Commerce. He holds dual citizenship of the United States and Canada. Mr. Louvier is a graduate of Seattle Pacific University.

Mr. Parente expects to devote approximately 75% of his business time to the advancement and operations of the company and Mr. Louvier expects to devote approximately 5 % of his business time.

Family   relationships. Mr.  Parente  and  Mr. Louvier have a common  connection in Kaitlyn Louvier, the minor daughter of Mr. Louvier and the step-daughter of Mr. Parente.




                             EXECUTIVE COMPENSATION
We have not entered into any employment agreement with any Director and/or Officer. The authorized number of our directors is presently fixed at two. Each officer serves at the pleasure of the Board of Directors and until a successor has been qualified and appointed. Currently, directors receive $10,000 annual remuneration or stock in lieu of (at current management deemed valuation) for their services as such, but we will reimburse the directors for any expenses incurred in attending any directors meeting.

At present, we have no employees, other than Messrs. Parente and Louvier our officers and directors, who have been compensated in shares for their services. Messrs. Parente and Louvier do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

The following table sets forth the compensation paid to our officers and directors since our inception.

                         SUMMARY COMPENSATION TABLE

                             Annual Compensation
     (a)                              (b) (c)         (d)        (e)
     Name and Principle Position      Yr  Salary ($)  Bonus ($)  Other Annual
                                                                 Compensation($)

     Carman Parente,                  01                         $30,000 (1)
     President/
     CEO                              02                         $30,000 (1)
     Douglas
     Louvier,                         01                         $10,000 (1)
     Secretary/
     CFO                              02                         $10,000 (1)

(1) All indicated amounts have been paid by issuance of shares of our common stock at a deemed valuation of $0.10 per share. The amounts paid to Mr. Parente include $20,000 for each of 2001 and 2002 paid for consulting and management fees paid to a corporation controlled by Mr. Parente.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

We currently pay our directors $10,000 annually payable every six months for their services as directors. The Board has not implemented a plan to award options. We do not expect to pay any cash salaries to our officers until such time as we generate sufficient revenues to do so.

Indemnification

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth as of the date of this prospectus information regarding the beneficial ownership of Common Stock (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) by each director and executive officer; and (iii) by all directors and officers as a group. The table also reflects what such ownership will be, assuming completion of the sale of all shares in this offering. Shares will be sold on a best efforts basis only and it may be the case that less than all or even no shares will be sold in this offering.

                              Beneficial Ownership         Beneficial Ownership
Name and Address of           Prior to Distribution(1)     After Distribution(1)
Beneficial Owner              Number           Percent     Number       Percent
----------------              -----            ------       ------       -------
Carman M Parente              1,460,000(1)     86%         1,460,000(1)    54%
106-1641 Lonsdale Ave
N. Vancouver, BC V7M 2J5

Douglas Louvier
4502 South 193rd St
Seattle, Washington 98188       250,000        14%           250,000        9%

All directors and officers
as a group (two persons)      1,710,000       100%         1,710,000       63%

(1) Includes 500,000 shares owned by 567147 BC Ltd., a private company that is 100% owned by Mr. Parente.

Future Sales by Existing Shareholders

A total of 1,710,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities" as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

                        DESCRIPTION OF SECURITIES
Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock.

Securities Being Offered

The securities offered hereby consist of shares of our Common Stock. Prior to this offering, there has been no public market for the Common Stock.

Common Stock

The authorized Common Stock of the Company consists of 100,000,000 shares. As of the date of this Prospectus, 1,710,000 shares of Common Stock were outstanding. (See "CERTAIN TRANSACTIONS" and "FINANCIAL STATEMENT Note 7-Subsequent Events"). All of the shares of Common Stock are validly issued, fully paid and non-assessable. Holders of record of Common Stock will be entitled to receive dividends when and if declared by the Board of Directors out of funds available therefor. In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or otherwise, after payment of provision for payment of the debts and other liabilities, each holder of Common Stock will be entitled to receive his pro rata portion of the remaining net assets, if any. Each share of Common stock has one vote, and there are no preemptive, subscription, conversion or redemption rights. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of directors can elect all of the directors. After this offering is completed, assuming the maximum number of shares are sold, the present stockholders will own approximately 63% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. Also, the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock and it may effect the level of news coverage you receive.

Stock Transfer Agent

Our stock transfer agent for our securities is Signature Stock Transfer, Inc. One Preston Park, 2301 Ohio Drive, Suite 100. Plano, Texas 75093.
Telephone (972) 612-4120--Facsimile (972) 612-4122
Our Cusip Number 338309107

                              CERTAIN TRANSACTIONS

Shares for debt were issued recently but were for services provided for years 2001, 2002, 2003 as further described in the following transactions;

As of December 31,2001, we issued 100,000 shares of restricted common stock at a deemed valuation of $0.10/sh to each of Carman Parente and Douglas Louvier, compensation for director's fees.

As of December 31, 2002, we issued 100,000 shares of restricted common stock at a deemed valuation of $0.10/sh to each of Carman Parente and Douglas Louvier, compensation for Director's fees.

As of June 30, 2003, we issued 50,000 shares of restricted common stock at a deemed valuation of $0.10/sh to each of Carman Parente and Douglas Louvier, compensation for director's fees.

For periods ending December 31/01, December 31/02 and June 30/03 we issued a total of 500,000 shares (200,000 for 12/31/01, 200,000 for 12/31/02, 100,000 for
06/30/03) of restricted common stock at a deemed valuation of $0.10/sh to 567147 BC Ltd.,(A corporation controlled by C.Parente), as compensation for funding legal and filing fees as well as maintaining the company books and records for the noted periods of time.

On July 1, 2003, we acquired all the issued shares of 627073 BC Ltd.(A corporation controlled by C.Parente) in a stock for stock transaction for a deemed value of $23,000 USD. 627073 BC Ltd had assets comprising of $30,000 CDN in term deposits along with ownership registration of domain names
www.jackofalltrades.ca and www.wheelsforsale.ca. We issued 230,000 shares of restricted common stock at a deemed valuation of $0.10/sh to C. Parente (affiliated officer/director).

On July 1, 2003, we acquired 250,000 shares of common stock of Cash Now International Holdings Inc. at a deemed valuation of $48,000 USD from C.Parente (Company Director) for a consideration of 480,000 shares restricted common at a deemed valuation of $0.10/sh USD.(This transaction was done in anticipation of a potentially future joint venture transaction with Cash Now International Holdings Inc.)

On July 1, 2003, we authorized the cancelation of 3,000,000 shares of restricted common stock formerly issued to C. Parente as founder's stock at a valuation of $0.001/sh issued in March 2001. This cancellation was implemented by the directors to reduce share dilution by making all current transactions up to and including this offering all the same price valuation of $0.10/sh. There can be no assurance, however, that the services and property previously contributed to us by the current shareholders had an actual value of $0.10 per share issued to such shareholders.

In the opinion of management, the terms of the above-described transactions were as favorable as those that could have been obtained in arms' length transactions with unaffiliated third parties.

                                   LITIGATION

Since the date of its organization through the date of this Prospectus, we have not been involved in any legal proceedings and none is contemplated or threatened. There can be no assurance, however, that we will not in the future be involved in litigation incidental to the conduct of its business.

                                     EXPERTS

The financial statements and schedules of Five Nines Ltd.,. as of December 31,2002 and for the period from March 2001 (inception) through December 31,2001 have been included herein and in the registration statement in reliance upon the report of Amisano Hanson, independent Chartered Accountants, included herein, and upon the authority of said firm as experts in accounting and auditing. Our financial statements for the period January 1, 2003 to June 30, 2003, have been prepared by management, are unaudited, and have been reviewed by Amisano Hanson, independent Chartered Accountants.

                                  LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by the Law Office of Reed & Reed, P.C. of Boulder, Colorado.

                              FINANCIAL STATEMENTS

                                 FIVE NINES LTD.

                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

              June 30, 2003 (Unaudited), December 31, 2002 and 2001

                             (Stated in US Dollars)
                             ----------------------

Terry Amisano Ltd.                                 AMISANO HANSON
Kevin Hanson, CA                               CHARTERED ACCOUNTANTS


                          INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Five Nines Ltd.
(A Development Stage Company)

We have audited the accompanying balance sheets of Five Nines Ltd. (A Development Stage Company) as of December 31, 2002 and 2001 and the statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2002 and for the period March 5, 2001 (Date of Incorporation) to December 31, 2001 and from March 5, 2001 (Date of Incorporation) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Five Nines Ltd. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the year ended December 31, 2002 and for the period March 5, 2001 (Date of Incorporation) to December 31, 2001 and from March 5, 2001 (Date of Incorporation) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                            "AMISANO HANSON"
July 29, 2003                                             Chartered Accountants

750 WEST PENDER STREET, SUITE 604             TELEPHONE: 604-689-0188
VANCOUVER CANADA                              FACSIMILE: 604-689-9773
V6C 2T7                                       E-MAIL: amishan@telus.net

                                 FIVE NINES LTD.
                          (A Development Stage Company)
                                 BALANCE SHEETS
              June 30, 2003 (Unaudited), December 31, 2002 and 2001
                             (Stated in US Dollars)
                              --------------------

                                                        ASSETS

                                                               (Unaudited)                   December 31,
                                                                                ------------------------------------
                                                              June 30, 2003            2002                2001
                                                                                       ----                ----
Current
   Cash                                                     $              -    $             15    $             15
                                                             ===============     ===============     ===============
                                   LIABILITIES
Current
   Accounts payable                                         $          2,500    $          2,000    $          1,000
   Due to related parties - Note 3                                    98,804              78,525              38,215
                                                             ---------------     ---------------     ---------------
                                                                     101,304              80,525              39,215
                                                             ---------------     ---------------     ---------------

                                               STOCKHOLDERS' DEFICIENCY
Common stock, no par value - Note 7
   100,000,000 shares authorized
   3,000,000 shares outstanding (December 31,
    2002: 3,000,000, December 31, 2001:
    3,000,000)                                                         3,000               3,000               3,000
Deficit accumulated during the development
 stage                                                          (    104,304)       (     83,510)       (     42,200)
                                                             ---------------      --------------      --------------
                                                                (    101,304)       (     80,510)       (     39,200)
                                                             ---------------      --------------      --------------
                                                            $              -    $             15    $             15
                                                             ===============      ==============      ==============

Nature and Continuance of Operations - Note 1
Commitments - Note 7
Subsequent Events - Note 7




                             SEE ACCOMPANYING NOTES

                                 FIVE NINES LTD.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
           for the six months ended June 30, 2003 and 2002 (Unaudited), the year ended December 31, 2002, for the
           period March 5, 2001 (Date of  Incorporation) to December 31,
  2001 and for the period March 5, 2001 (Date of Incorporation) to June 30, 2003
                             (Stated in US Dollars)
                              --------------------

                                                                                                               (Unaudited)
                                                                                             March 5, 2001    March 5, 2001
                                                                                               (Date of          (Date of
                                                      (Unaudited)                            Incorporation)   Incorporation)
                                                    Six months ended         Year ended           to                to
                                                        June 30,             December 31,     December 31,       June 30,
                                              -------------------------
                                                 2003          2002             2002              2001             2003
                                                 ----          ----             ----              ----             ----
Expenses
   Accounting and auditing fees               $      500   $          -      $       1,000      $       1,000   $      2,500
   Consulting fees - Note 3                       10,000         10,000             20,000             20,000         50,000
   Directors' fees - Note 3                       10,000         10,000             20,000             20,000         50,000
   Filing and regulatory fees                        229              -                310                190            729
   Legal fees                                         65              -                  -                985          1,050
   Office and miscellaneous                            -              -                  -                 25             25
                                               ---------    -----------       ------------       ------------    -----------
Net loss for the period                       $(  20,794)  $(    20,000)     $(     41,310)     $(     42,200)  $(   104,304)
                                               =========    ===========       ============       ============    ===========
Basic loss per share                          $(    0.01)  $(      0.01)     $(       0.01)     $(       0.01)
                                               =========    ===========       ============       ============
Weighted average number of shares outstanding  3,000,000      3,000,000          3,000,000          3,000,000
                                               =========    ===========       ============       ============

                             SEE ACCOMPANYING NOTES

                                 FIVE NINES LTD.
                          (A Development Stage Company)
                           STATEMENT  OF CASH FLOWS
        For the six months ended June 30, 2003 and 2002 (Unaudited)
                   for the year ended  December  31, 2002
    for the period March 5, 2001 (Date of  Incorporation) to December 31, 2001
            and for the period March 5, 2001 (Date of Incorporation)
                          to June 30, 2003 (Unaudited)
                             (Stated in US Dollars)
                              --------------------


                                                                                                        (Unaudited)
                                                                                         March 5,         March 5,
                                                                                           2001            2001
                                                     (Unaudited)                        (Date of         (Date of
                                                   Six months ended     Year ended    Incorporation)  Incorporation)
                                                     June 30,           December 31,  to December 31,   to June 30,
                                               2003          2002           2002          2001             2003
                                               ----          ----           ----          ----             ----

Cash Flows from (used in)  Operating
Activities
   Net loss for the period                 $  (  20,794) $  (  20,000)  $  (  41,310)  $  (  42,200)   $  ( 104,304)
   Charges to income not affecting  cash
     Shares issued for services                       -             -              -          3,000           3,000
   Changes in non-cash working  capital
   balances related to  operations
     Accounts payable                               500             -          1,000          1,000           2,500
                                            -----------   -----------    -----------    -----------     -----------
                                              (  20,294)            -      (  40,310)     (  38,200)      (  98,804)
                                            -----------   -----------    -----------    -----------     -----------
Cash Flows from Financing Activity
   Due to related party                          20,279        20,000         40,310         38,215          98,804
                                            -----------   -----------    -----------    -----------     -----------
Increase (decrease) in cash during  the
period                                        (      15)            -              -             15               -

Cash, beginning of the period                        15            15             15              -               -
                                            -----------   -----------    -----------    -----------     -----------
Cash, end of the period                    $          -  $         15   $         15   $         15    $          -
                                            ===========   ===========    ===========    ===========     ===========

Supplementary disclosure of cash flow information:
  Cash paid for:
   Interest                                $          -  $          -   $          -   $          -    $          -
                                            ===========   ===========    ===========    ===========     ===========
   Income Taxes                            $          -  $          -   $          -   $          -    $          -
                                            ===========   ===========    ===========    ===========     ===========


Non-cash Transaction - Note 4

                             SEE ACCOMPANYING NOTES

                                 FIVE NINES LTD.
                          (A Development Stage Company)
                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
for the period March 5,2001(Date of Incorporation) to December 31, 2002(Audited)
            and for the six months ended June 30, 2003 (Unaudited)
                             (Stated in US Dollars)
                              --------------------

                                                                             Deficit
                                                                           Accumulated
                                                   Common Stock            During the
                                                  ------------             Development
                                             Number         Par Value         Stage           Total
                                             ------         ---------         -----           -----
Capital stock issued
For services           - at $0.001        3,000,000      $    3,000      $        -       $    3,000
Net loss for the period                           -               -       (  42,200)       (  42,200)
                                          ---------       ---------       ---------        ---------
Balance, as at December 31, 2001          3,000,000           3,000       (  42,200)       (  39,200)
Net loss for the year                             -               -       (  41,310)       (  41,310)
                                          ---------       ---------       ---------        ---------
Balance, as at December 31, 2002          3,000,000           3,000       (  88,510)       (  80,510)
Net loss for the period                           -               -       (  20,794)       (  20,794)
                                          ---------       ---------       ---------        ---------
Balance, as at June 30, 2003 (Unaudited)  3,000,000      $    3,000     $ ( 104,304)      $( 101,304)
                                          =========       =========      ==========        =========

                             SEE ACCOMPANYING NOTES

                                 FIVE NINES LTD.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
             June 30, 2003 (Unaudited), December 31, 2002 and 2001
                             (Stated in US Dollars)
                              --------------------

Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company is in the development stage and is seeking new business ventures. Subsequent to June 30, 2003, the Company acquired an investment company and a 3.13% interest in a middle market financial services company (Note 7).

              These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $104,304 (Unaudited) since inception and has a working capital deficiency of $101,304 (Unaudited) at June 30, 2003. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              The Company's current working capital is not sufficient to support current commitments and operations and planned expansion for the next twelve months. The outcome of these matters cannot be predicted with any certainty at this time. The Company has historically satisfied its capital need primarily by issuing equity securities.The Company was incorporated in the State of Colorado, United States of America on March 5, 2001.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              Development Stage Company
              -------------------------
              The Company is a development stage company as defined in Financial Accounting Standard Board Statement No.7.

FIVE NINES LTD.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2003 (Unaudited),
December 31, 2002 and 2001
(Stated in US Dollars)
----------------------

Note 2   Summary of Significant Accounting Policies - (cont'd)
         ------------------------------------------

              Foreign Currency Translation
              ----------------------------

              The functional currency of the Company is Canadian dollars, which has been translated into US dollars, the reporting currency, in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation"." Assets and liabilities are translated at the exchange rate at the balance sheet date and revenue and expenses are translated at the exchange rate at the date those elements are recognized. Any translation adjustments resulting are not included in determining net income but are included in other comprehensive income.

              Income Taxes
              ------------
              The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes". The Financial Accounting Standards Board issued Statement Number 109 in Accounting for Income Taxes ("FAS 109") which is effective for fiscal years beginning after December 15, 1992. FAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Basic Loss Per Share
              --------------------
              The Company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share".Basic loss per share is computed using the weighted average number of shares outstanding during the period.

              Financial Instruments
              ---------------------
              The carrying value of the Company's financial instruments, consisting of cash and accounts payable approximate their fair value due to the short maturity of such instruments.The carrying value of due to related parties also approximates their fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              New Accounting Standards
              ------------------------
              Management does not believe  that any  recently   issued  but  not
              effective accounting   standards if currently  adopted could  have
              a material affect on the accompanying financial statements.

FIVE NINES LTD.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2003 (Unaudited),
December 31, 2002 and 2001
(Stated in US Dollars)
----------------------

Note 3        Related Party Transactions - Note 7
              --------------------------

              During the periods ended June 30, 2003(Unaudited),December 31,2002 and December 31,2001, the Company incurred the following expenses charged by directors of the Company and a company controlled by a director of the company:


                                                               (Audited)     (Unaudited)
                              (Unaudited)                    March 5,2001   March 5,2001
                              Six months      (Audited)       (Date of        (Date of
                                ended        Year ended     Incorporation)  Incorporation)
                               June 30,      December 31,   to December 31,  to June 30,
                                 2003           2002             2001          2003
                                 ----           ----             ----          ----
             Consulting fees   $   10,000    $   20,000      $   20,000     $   50,000
             Directors fees        10,000        20,000          20,000         50,000
                                ---------     ---------       ---------      ---------
                               $   20,000    $   40,000      $   40,000     $  100,000
                                =========     =========       =========      =========

             These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

             Due to Related parties are comprised of advances unpaid consulting and director fees and advances due to directors of the Company and a company controlled by a director of the Company.The amounts due to related parties are unsecured, non-interest bearing and have no specific terms for repayment.

Note 4        Non-cash Transaction
              --------------------

              Investing and financing activities that do not have a direct impact on current cash flows are excluded from the cash flow statement. During the ten months ended December 31, 2001, the Company issued 3,000,000 common shares at $0.001 per share for director's fees incurred. This transaction has been excluded from the cash flows statement.

Note 5        Deferred Tax Assets
              -------------------

              The following table summarizes the significant components of the Company's deferred tax assets:

                                                                  Total
                                                                  -----
              Deferred Tax Assets
               Non-capital losses carryforward                $  16,643
               Valuation allowance for deferred tax asset       (16,643)
                                                               --------
                                                              $       -
                                                               ========

FIVE NINES LTD.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2003 (Unaudited),
December 31, 2002 and 2001
(Stated in US Dollars)
----------------------

Note 5        Deferred Tax Assets - (cont'd)
              -------------------

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 6        Income Taxes
              ------------
              No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2002 the Company has net operating loss carryforwards, which expire commencing in 2022, totalling approximately $83,510, the benefit of which has not been recorded in the financial statements.

Note 7        Subsequent Events
              -----------------

(a) By an agreement dated July 1, 2003, the Company agreed to acquire all of the outstanding shares of 627073 B.C. Ltd.("627073") by issuing 230,000 common shares of the Company at $0.10 per share. The Company and 627073 are related by virtue of a common director. 627073 is a private British Columbia, Canada company and its business is holding investments.

(b) By a resolution dated July 1, 2003, the Company proposes to acquire 250,000 shares of Cash Now International Holdings Inc. ("Cash Now") (3.13% of the common shares of Cash Now) doing business as Finance One by issuing 480,000 common shares of the Company at $0.10 per share. Finance One is a private British Columbia, Canada company and its business is providing financial services to middle market companies.

(c)           By a resolution dated July 1, 2003, the Company has accepted   the
              return of 3,000,000 common shares issued to a director of the Company for $3,000.These shares will be cancelled.

(d) By a resolution dated July 1, 2003, the Company proposes to settle debts outstanding at June 30, 2003 with directors of the Company and a company controlled by a director of the Company in the amount of $100,000 by the issuance of 1,000,000 common shares of the Company at $0.10 per share.

(e) The Company intends to register the Company with the Securities and Exchange Commission in the United States of America with a SB2 filing. This filing will include a public offering of 1,000,000 common shares at $0.10 per share.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 24.Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:
Article Seven, subsection "b" and "c" of the Articles of Incorporation of the company, filed as an exhibit to the Registration Statement. Article VI of the Bylaws of the Company, filed as an exhibit to the Registration statement.
Article 109 of the Colorado Business Corporation Act.

Item 25. Other Expenses of Issuance and Distribution.

All projected expenses of the offering are itemized below:
Registration Fees                                    $  100
Transfer Agent Fees                                  $2,000
Legal Fees                                           $8,000
Accounting Fees                                      $3,000
Filing Fees                                          $2,000
Misc. Office                                         $4,900
                                                     ------
Total Projected Expenses                            $20,000
                                                    -------

As a separate item there has been no premium paid by the registrant or any selling security holder on any policy to insure or indemnify directors or officers against any liabilities they may incur in the registration, offering, or sale of these securities.

Item 26.Recent Sales of Unregistered Securities

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

------------------------------------------------------------------------------------------------------------------
Name and Address               Date                         Shares                      Consideration
------------------------------------------------------------------------------------------------------------------

Carman Parente                 Dec  31,2001                 100,000                     Director's Fees
106-1641 Lonsdale              Dec  31,2002                 100,000                     Director's Fees
North Vancouver,BC,Canada,     June 30,2003                  50,000                     Director's Fees
V7M 2J5                        July  1,2003                 710,000                     Sale of 627073 BC Ltd
                                                                                        (230,000  sh)and sale of
                                                                                        Cash Now Int
                                                                                        (480,000 sh)
------------------------------------------------------------------------------------------------------------------
Douglas Louvier                Dec  31,2001                 100,000                     Director's Fees
4502 South 193 St Seattle WA   Dec  31,2002                 100,000                     Director's Fees
98188                          June 30,2003                  50,000                     Director's Fees
------------------------------------------------------------------------------------------------------------------
567147 BC Ltd.                 Dec  31,2001                 200,000                     Admin Fees & $1200.44 Cash
106-1641 Lonsdale                                                                       Admin Fees & $310.00
North Vancouver                Dec  31,2002                 200,000                     Cash
BC,Canada V7M2J5
(Holding Company controlled    June 30, 2003                100,000                     Admin Fees & $278.63
by Carman Parente)                                                                      Cash
                                                                                        Cash and Securities
------------------------------------------------------------------------------------------------------------------

We issued the foregoing restricted shares of common stock to Messrs. Parente and Louvier pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Parente and Louvier are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to no one.

Item 27. Exhibits.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

Exhibit No.        Document Description
----------         --------------------
3.1                Articles of Incorporation
3.2                Bylaws
4.1                Specimen Stock Certificate
5.1                Opinion of the Law Office of Reed & Reed P.C., counsel for the Company, regarding the legality of the securities being registered
10.1               Debt Settlement Agreement
10.2               Purchase Agreement for shares of 627073 BC Ltd DBA Five Nines
                   CIC
10.3               Purchase Agreement for shares of Cash Now International Inc.
10.4               Consent Resolutions of Directors with attached Exhibit "A"
23.1               Consent of Amisano Hanson, Chartered Accountants
23.2               Consent of the Law Office of Reed & Reed, P.C. included in
                   Exhibit 5.1
99.1               Subscription Agreement


Item 28. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia,

on  this, 10th day          of November, 2003.
------------------         -------------------

FIVE NINES LTD.

BY:  /s/ Carman Parente
   --------------------
         Carman Parente,
         President and Principal
         Financial Officer

                          POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Carman Parente, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                   Title                                 Date

/s/ Carman Parente        President, Chief Executive Officer,  November 10, 2003
------------------        and member of Board of Directors
Carman Parente

/s/ Douglas Louvier       Secretary,Corporate Finance          November 10, 2003
-------------------       Officer   and  member
Douglas Louvier           of  Board  of Directors

                            LIST OF EXHIBITS

Exhibit No.                 Document Description
3.1                         Articles of Incorporation
3.2                         Bylaws
4.1                         Specimen Stock Certificate
5.1                         Opinion of Reed & Reed,P.C., counsel for the Company
                            regarding the legality Of the Securities being registered.
10.1                        Debt Settlement Agreement
10.2                        Purchase Agreement for shares of 627073 BC Ltd. DBA
                            Five Nines CIC
10.3                        Purchase Agreement for shares of Cash Now
                            International Inc
10.4                        Consent Resolutions of Directors with attached
                            Exhibit "A"
23.1                        Consent of Amisano Hanson, Chartered Accountants
99.1                        Subscription Agreement

Exhibit 3.1
                            ARTICLES OF INCORPORATION
                                       OF

                                 FIVE NINES LTD.


         The undersigned, who, if a natural person, is eighteen years of age or older, hereby establishes a corporation pursuant to the Colorado Business Corporation Act as amended and adopts the following Articles of Incorporation:

         FIRST:  The name of the corporation is Five Nines Ltd.

         SECOND: The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

         THIRD: (a) The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of common stock. The shares of this class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.

                 (b) Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each shareholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

                 (c) Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders a majority of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

         FOURTH: The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors. Two directors shall constitute the initial board of directors. The following persons are elected to serve as the corporation's initial directors until the first annual meeting of shareholders or until their successors are duly elected and qualified:

                  Name                      Address

                  Carman Parente            106 - 1641 Lonsdale Ave.
                                            North Vancouver, BC
                                            Canada V7M 2J5

                  Douglas Louvier           4502 South 193rd Street
                                            Seattle, Wa. 98188


         FIFTH: The street address of the initial registered office of the corporation is 1560 Broadway, Denver, Colorado. The name of the initial registered agent of the corporation at such address is Corporation Service Company.

         SIXTH: The address of the initial principal office of the corporation is 106 - 1641 Lonsdale Ave., North Vancouver, British Columbia, Canada V7M 2J5.

         SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by laws.

                  (a) Conflicting Interest Transactions. As used in this paragraph, "conflicting interest transaction" means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. To the full extent permitted by Colorado law, no conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if: (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified in good faith by a vote of the shareholders; or (D) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

                  (b) Indemnification. The corporation shall indemnify, to the maximum extent permitted by Colorado law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification.

                  (c) Limitation on Director's Liability. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for any breach, act, omission or transaction as to which the Colorado Business Corporation Act (as in effect from time to time) prohibits expressly the elimination or limitation of liability. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.
         EIGHTH:  The name and address of the incorporator is:

                           Scott M. Reed
                           1919 14th St., #330
                           Boulder, Co. 80302



         DATED the 2nd day of March, 2001.



                                                     ---------------------------
                                                     Incorporator


         Corporation Service Company hereby consents to the appointment as the initial registered agent for Five Nines Ltd.



                                                     ---------------------------
                                                     Initial Registered Agent

Exhibit 3.2
                                     BYLAWS

                                       OF

                                 FIVE NINES LTD.


                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I.        OFFICES                                                     2

ARTICLE II.       SHAREHOLDERS                                                2

         Section 1.        Annual Meeting                                     2
         Section 2.        Special Meetings                                   3
         Section 3.        Place of Meeting                                   3
         Section 4.        Notice of Meeting                                  3
         Section 5.        Fixing of Record Date                              4
         Section 6.        Voting Lists                                       5
         Section 7.        Recognition Procedure for Beneficial Owners        5
         Section 8.        Quorum and Manner of Acting                        6
         Section 9.        Proxies                                            6
         Section 10.       Voting of Shares                                   7
         Section 11.       Corporation's Acceptance of Votes                  8
         Section 12.       Informal Action by Shareholders                    9
         Section 13.       Meetings by Telecommunication                      9

ARTICLE III.      BOARD OF DIRECTORS                                          9

         Section 1.        General Powers                                     9
         Section 2.        Number, Qualifications and Tenure                  10
         Section 3.        Vacancies                                          10
         Section 4.        Regular Meetings                                   10
         Section 5.        Special Meetings                                   10
         Section 6.        Notice                                             11
         Section 7.        Quorum                                             11
         Section 8.        Manner of Acting                                   11
         Section 9.        Compensation                                       11
         Section 10.       Presumption of Assent                              12
         Section 11.       Committees                                         12
         Section 12.       Informal Action by Directors                       13
         Section 13.       Telephonic Meetings                                13
         Section 14.       Standard of Care                                   13

ARTICLE IV.       OFFICERS AND AGENTS                                         14

         Section 1.        General                                            14
         Section 2.        Appointment and Term of Office                     14
         Section 3.        Resignation and Removal                            14
         Section 4.        Vacancies                                          14
         Section 5.        President                                          15
         Section 6.        Vice Presidents                                    15
         Section 7.        Secretary                                          15
         Section 8.        Treasurer                                          16

ARTICLE V.                    STOCK                                           17

         Section 1.        Certificates                                       17
         Section 2.        Consideration for Shares                           18
         Section 3.        Lost Certificates                                  18
         Section 4.        Transfer of Shares                                 18
         Section 5.        Transfer Agent, Registrars and Paying Agents       19

ARTICLE VI.       INDEMNIFICATION OF CERTAIN PERSONS                          19

         Section 1.        Indemnification                                    19
         Section 2.        Right to Indemnification                           20
         Section 3.        Effect of Termination of Action                    20
         Section 4.        Groups Authorized to Make Indemnification
                           Determination                                      20
         Section 5.        Court-Ordered Indemnification                      21
         Section 6.        Advance of Expenses                                21
         Section 7.        Additional Indemnification to Certain Persons Other
                           Than Directors                                     21
         Section 8.        Witness Expenses                                   22
         Section 9.        Report to Shareholders                             22
ARTICLE VII.      PROVISION OF INSURANCE                                      22

         Section 1.        Provision of Insurance                             22

ARTICLE VIII.     MISCELLANEOUS                                               22

         Section 1.        Seal                                               23
         Section 2.        Fiscal Year                                        23
         Section 3.        Amendments                                         23
         Section 4.        Receipt of Notices by the Corporation              23
         Section 5.        Gender                                             23
         Section 6.        Conflicts                                          23
         Section 7.        Definitions                                        23

                                     BYLAWS
                                       OF
                                  FIVE NINES LTD.

                                   ARTICLE I.
 OFFICES

         The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside the State of Colorado.

         The corporation may have such other offices, either within or outside the State of Colorado, as the board of directors may designate or as the business of the corporation may require from time to time.

         The registered office of the corporation required by the Colorado Business Corporation Act to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the board of directors.


                                   ARTICLE II.

                                  SHAREHOLDERS
         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held each year on a date and at a time fixed by the board of directors of the corporation (or by the president in the absence of action by the board of directors), for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed as provided herein for any annual meeting of the shareholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as it may conveniently be held.

         A shareholder may apply to the district court in the county in Colorado where the corporation's principal office is located or, if the corporation has no principal office in Colorado, to the district court of the county in which the corporation's registered office is located to seek an order that a shareholder meeting be held (i) if an annual meeting was not held within six months after the close of the corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (ii) if the shareholder participated in a proper call of or proper demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the corporation pursuant to C.R.S. ss. 7-107-102(1)(b), or the special meeting was not held in accordance with the notice.

         Section 2. Special Meetings. Unless otherwise prescribed by statute, special meetings of the shareholders may be called for any purpose by the president or by the board of directors. The president shall call a special meeting of the shareholders if the corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

         Section 3. Place of Meeting. The board of directors may designate any place, either within or outside Colorado, as the place for any annual meeting or any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Colorado, as the place for such meeting. If no designation is made, or if a special meeting is called other than by the board, the place of meeting shall be the principal office of the corporation.

         Section 4. Notice of Meeting. Written notice stating the place, date, and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, except that (i) if the number of authorized shares is to be increased, at least thirty days' notice shall be given, or (ii) if any other longer notice period is required by the Colorado Business Corporation Act, such longer period of notice shall be applicable. The secretary shall be required to give such notice only to shareholders entitled to vote at the meeting except as otherwise required by the Colorado Business Corporation Act.

         Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the articles of incorporation of the corporation, (ii) a merger or share exchange in which the corporation is party and, with respect to a share exchange, in which the corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill, (iv) a dissolution of the corporation, or (v) any other purpose for which a statement of purpose is required by the Colorado Business Corporation Act. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his address as it appears in the corporation's current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date actually received by the shareholder.

        If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder's mailing address as shown on the corporation's books and records.

         When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

         A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records, but this delivery and filing shall not be conditions to the effectiveness of the waiver. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to (i) notice of or vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, or (iii) demand a special meeting, or to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the directors, the record date shall be the day before the notice of the meeting is given to shareholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Unless otherwise specified when the record date is fixed, the time of day for such determination shall be as of the corporation's close of business on the record date.

         Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

         Section 6. Voting Lists. After a record date is fixed for a shareholders' meeting, the secretary shall make, at the earlier of ten days before such meeting or two business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days prior to the meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 6 any holder of voting trust certificates) or his agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to who are shareholders entitled to examine such list or to vote at any meeting of shareholders.

         Any shareholder, his agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided
(i) the shareholder has been a shareholder for at least three months immediately preceding the demand or holds at least five percent of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder's interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect,
(iv) the records are directly connected with the described purpose, and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.

         Section 7. Recognition Procedure for Beneficial Owners. The board of directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution may set forth (i) the types of nominees to which it applies, (ii) the rights or privileges that the corporation will recognize in a beneficial owner, which may include rights and privileges other than voting, (iii) the form of certification and the information to be contained therein, (iv) if the certification is with respect to a record date, the time within which the certification must be received by the corporation, (v) the period for which the nominee's use of the procedure is effective, and (vi) such other provisions with respect to the procedure as the board deems necessary or desirable. Upon receipt by the corporation of a certificate complying with the procedure established by the board of directors, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the shareholder making the certification.

         Section 8. Quorum and Manner of Acting. A majority of the votes entitled to be cast on a matter by a voting group represented in person or by proxy, shall constitute a quorum of that voting group for action on the matter. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

         If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

         Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

         Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

         Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting.

         The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

         The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

         Subject to Section 11 and any express limitation on the proxy's authority appearing on the appointment form, the corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

         Section 10. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, except in the election of directors, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Colorado Business Corporation Act. Cumulative voting shall not be permitted in the election of directors or for any other purpose.

         In the election of directors each record holder of stock shall be entitled to vote all of his votes for as many persons as there are directors to be elected. At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors.

         Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this section would not be violated in the circumstances presented to the court, the shares of the corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation except to the extent the second corporation holds the shares in a fiduciary capacity.

         Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

         Section 11. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

(i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

(vi) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 11.

         The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         Neither the corporation nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

         Section 12. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the corporation. Such consent shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document. Action taken under this
Section 12 is effective as of the date the last writing necessary to effect the action is received by the corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action. If any shareholder revokes his consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. The record date for determining shareholders entitled to take action without a meeting is the date the corporation first receives a writing upon which the action is taken.

         Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 12 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the corporation before the effectiveness of the action.

         Section 13. Meetings by Telecommunication. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

         Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its board of directors, except as otherwise provided in the Colorado Business Corporation Act or the articles of incorporation.

         Section 2. Number, Qualifications and Tenure. The number of directors of the corporation shall be fixed from time to time by the board of directors, within a range of no less than one or more than seven, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A director shall be a natural person who is eighteen years of age or older. A director need not be a resident of Colorado or a shareholder of the corporation.

         Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified. Directors shall be removed in the manner provided by the Colorado Business Corporation Act. Any director may be removed by the shareholders of the voting group that elected the director, with or without cause, at a meeting called for that purpose. The notice of the meeting shall state that the purpose or one of the purposes of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

         Section 3. Vacancies. Any director may resign at any time by giving written notice to the secretary. Such resignation shall take effect at the time the notice is received by the secretary unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the corporation's acceptance of such resignation shall not be necessary to make it effective. Any vacancy on the board of directors may be filled by the affirmative vote of a majority of the shareholders at a special meeting called for that purpose or by the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

         Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice.

         Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any one director. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Colorado, as the place for holding any special meeting of the board of directors called by them, provided that no meeting shall be called outside the State of Colorado unless a majority of the board of directors has so authorized.

         Section 6. Notice. Notice of the date, time and place of any special meeting shall be given to each director at least two days prior to the meeting by written notice either personally delivered or mailed to each director at his residence or business address, or by notice transmitted by private courier, telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) five days after such notice is deposited in the United States mail, properly addressed, with first class postage prepaid, or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested, provided that the return receipt is signed by the director to whom the notice is addressed. If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

         A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the corporation for filing with the corporate records, but such delivery and filing shall not be conditions to the effectiveness of the waiver. Further, a director's attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 7. Quorum. A majority of the number of directors fixed by the board of directors pursuant to Article III, Section 2 or, if no number is fixed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty days at any one adjournment.

         Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         Section 9. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director, or such other compensation as the corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the secretary promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the board of directors or a committee of the board shall not be available to a director who voted in favor of such action.

         Section 11. Committees. By resolution adopted by a majority of all the directors in office when the action is taken, the board of directors may designate from among its members an executive committee and one or more other committees, and appoint one or more members of the board of directors to serve on them. To the extent provided in the resolution, each committee shall have all the authority of the board of directors, except that no such committee shall have the authority to (i) authorize distributions, (ii) approve or propose to shareholders actions or proposals required by the Colorado Business Corporation Act to be approved by shareholders, (iii) fill vacancies on the board of directors or any committee thereof, (iv) amend the articles of incorporation,
(v) adopt, amend or repeal the bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the board of directors, or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or officer to do so within limits specifically prescribed by the board of directors. The committee shall then have full power within the limits set by the board of directors to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series and to authorize an amendment of the articles of incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Colorado Business Corporation Act.

         Sections 4, 5, 6, 7, 8 and 12 of Article III, which govern meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the board of directors, shall apply to committees and their members appointed under this Section 11.

         Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the board of directors or a member of the committee in question with his responsibility to conform to the standard of care set forth in Article III, Section 14 of these bylaws.

         Section 12. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the directors or any committee designated by the board of directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective time or date, action taken under this Section 12 is effective at the time or date the last director signs a writing describing the action taken, unless, before such time, any director has revoked his consent by a writing signed by the director and received by the president or the secretary of the corporation.

         Section 13. Telephonic Meetings. The board of directors may permit any director (or any member of a committee designated by the board) to participate in a regular or special meeting of the board of directors or a committee thereof through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting. A director participating in a meeting in this manner is deemed to be present in person at the meeting.

         Section 14. Standard of Care. A director shall perform his duties as a director, including without limitation his duties as a member of any committee of the board, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated. However, he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director shall not be liable to the corporation or its shareholders for any action he takes or omits to take as a director if, in connection with such action or omission, he performs his duties in compliance with this Section 14.

         The designated persons on whom a director is entitled to rely are (i) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, public accountant, or other person as to matters which the director reasonably believes to be within such person's professional or expert competence, or (iii) a committee of the board of directors on which the director does not serve if the director reasonably believes the committee merits confidence.

                                   ARTICLE IV

                               OFFICERS AND AGENTS

         Section 1. General. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be appointed by the board of directors and shall be a natural person eighteen years of age or older. One person may hold more than one office. The board of directors or an officer or officers so authorized by the board may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary. Except as expressly prescribed by these bylaws, the board of directors or the officer or officers authorized by the board shall from time to time determine the procedure for the appointment of officers, their authority and duties and their compensation, provided that the board of directors may change the authority, duties and compensation of any officer who is not appointed by the board.

         Section 2. Appointment and Term of Office. The officers of the corporation to be appointed by the board of directors shall be appointed at each annual meeting of the board held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the corporation, such appointments shall be made as determined by the board of directors or the appointing person or persons. Each officer shall hold office until the first of the following occurs: his successor shall have been duly appointed and qualified, his death, his resignation, or his removal in the manner provided in
Section 3.

         Section 3. Resignation and Removal. An officer may resign at any time by giving written notice of resignation to the president, secretary or other person who appoints such officer. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

         Any officer or agent may be removed at any time with or without cause by the board of directors or an officer or officers authorized by the board. Such removal does not affect the contract rights, if any, of the corporation or of the person so removed. The appointment of an officer or agent shall not in itself create contract rights.

         Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors, or by the officer or officers authorized by the board, for the unexpired portion of the officer's term. If an officer resigns and his resignation is made effective at a later date, the board of directors, or officer or officers authorized by the board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the board of directors or officer or officers authorized by the board provide that the successor shall not take office until the effective date. In the alternative, the board of directors, or officer or officers authorized by the board of directors, may remove the officer at any time before the effective date and may fill the resulting vacancy.

         Section 5. President. The president shall preside at all meetings of shareholders and all meetings of the board of directors unless the board of directors has appointed a chairman, vice chairman, or other officer of the board and has authorized such person to preside at meetings of the board of directors. Subject to the direction and supervision of the board of directors, the president shall be the chief executive officer of the corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. Unless otherwise directed by the board of directors, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation holds any stock. On behalf of the corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership of said stock, subject to the instructions, if any, of the board of directors. The president shall have custody of the treasurer's bond, if any. The president shall have such additional authority and duties as are appropriate and customary for the office of president and chief executive officer, except as the same may be expanded or limited by the board of directors from time to time.

         Section 6. Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the board of directors, of if the board makes no such designation, then the vice president designated by the president, or if neither the board nor the president makes any such designation, the senior vice president as determined by first election to that office), shall have the powers and perform the duties of the president.

         Section 7. Secretary. The secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation, and a record of all waivers of notice of meetings of shareholders and of the board of directors or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors, (iv) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (v) maintain at the corporation's principal office the originals or copies of the corporation's articles of incorporation, bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation's assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (vii) authenticate records of the corporation, and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary. The directors and/or shareholders may however respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

         Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

         Section 8. Treasurer. The treasurer shall be the principal financial officer of the corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. Subject to the limits imposed by the board of directors, he shall receive and give receipts and acquittances for money paid in on account of the corporation, and shall pay out of the corporation's funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time. He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

         The treasurer shall also be the principal accounting officer of the corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Colorado Business Corporation Act, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations.


                                   ARTICLE V.

                                      STOCK

         Section 1. Certificates. The board of directors shall be authorized to issue any of its classes of shares with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the corporation by the president, a vice president, the secretary or an assistant secretary. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the corporation with the same effect as if he were such officer at the date of its issue. The names of the owners of the certificates, the number of shares, and the date of issue shall be entered on the books of the corporation. Each certificate representing shares shall state upon its face:

(i)      That the corporation is organized under the laws of Colorado;

(ii)     The name of the person to whom issued;

(iii) The number and class of the shares and the designation of the series, if any, that the certificate represents;

(iv)     The par value, if any, of each share represented by the certificate;

(v) If the corporation is authorized to issue different classes of shares or different series within a class, the certificate shall contain a conspicuous statement, on the front or the back, that the corporation will furnish to the shareholder, on request in writing and without charge, information concerning the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the board of directors to determine variations for future classes or series; and

(vi) Any restrictions imposed by the corporation upon the transfer of the shares represented by the certificate.

         If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the corporation shall send the shareholder a complete written statement of all of the information required to be provided to holders of uncertificated shares by the Colorado Business Corporation Act.

         Section 2. Consideration for Shares. Certificates or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed or other securities of the corporation. Future services shall not constitute payment or partial payment for shares of the corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the corporation unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note. For purposes of this Section 2, "promissory note" means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a non-recourse note.

         Section 3. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as the board may prescribe. The board of directors may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

         Section 4. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation which shall be entered on the stock books of the corporation which shall be kept at its principal office or by the person and the place designated by the board of directors.

         Except as otherwise expressly provided in Article II, Sections 7 and 11, and except for the assertion of dissenters' rights to the extent provided in
Article 113 of the Colorado Business Corporation Act, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person.

         Section 5. Transfer Agent, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed. The corporation and any transfer agent, registrar or other agent shall refuse to register any transfer of securities originally issued under Regulation S of the Securities Act of 1933 unless such transfer is made in accordance with Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to exemption from registration under the Securities Act of 1933.


                                   ARTICLE VI.

                       INDEMNIFICATION OF CERTAIN PERSONS

         Section 1. Indemnification. For purposes of Article VI, a "Proper Person" means any person (including the estate or personal representative of a director) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him connection with such action, suit or proceeding if it is determined by the groups set forth in
Section 4 of this Article that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the corporation's best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Official capacity means, when used with respect to a director, the office of director and, when used with respect to any other Proper Person, the office in a corporation held by the officer or the employment, fiduciary or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. Official capacity does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

         A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements in (ii) of this Section 1. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirement of this section that he conduct himself in good faith.

         No indemnification shall be made under this Article VI to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

         Section 2. Right to Indemnification. The corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he was entitled to indemnification under Section 1 of this Article VI against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the corporation other than the determination in good faith that the defense has been wholly successful.

         Section 3. Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article VI. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 2 of this Article VI.

         Section 4. Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in Sections 1 or 2 of this Article or where indemnification is ordered by a court in Section 5, any indemnification shall be made by the corporation only as determined in the specific case by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in Section 1 of this Article. This determination shall be made by the board of directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board of directors designated by the board, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the board of directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in this Section 4 or, if a Quorum of the full board of directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board (including directors who are parties to the action) or (ii) a vote of the shareholders.

         Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

         Section 5. Court-Ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another  court of competent  jurisdiction  for mandatory  indemnification  under
Section 2 of this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If a court determines that the Proper Person is entitled to indemnification under Section 2 of this Article, the court shall order indemnification, including the Proper Person's reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in Section 1 of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

         Section 6. Advance of Expenses. Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding as described in Section 1 may be paid by the corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person's good faith belief that he has met the standards of conduct prescribed by Section 1 of this Article VI,
(ii) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and (iii) a determination is made by the proper group (as described in Section 4 of this Article VI) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 4 of this Article VI.

         Section 7. Additional Indemnification to Certain Persons Other Than Directors. In addition to the indemnification provided to officers, employees, fiduciaries or agents because of their status as Proper Persons under this Article, the corporation may also indemnify and advance expenses to them if they are not directors of the corporation to a greater extent than is provided in these bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its board of directors or shareholders or by contract.

         Section 8. Witness Expenses. The sections of this Article VI do not limit the corporation's authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

         Section 9. Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article VI, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.


                                   ARTICLE VII

                             PROVISION OF INSURANCE

         Section 1. Provision of Insurance. By action of the board of directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such scope and amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors of the corporation, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

                                 ARTICLE VIII.

                                  MISCELLANEOUS

         Section 1. Seal. The board of directors may adopt a corporate seal, which shall be circular in form and shall contain the name of the corporation and the words, "Seal, Colorado."

         Section 2. Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

         Section 3. Amendments. The board of directors shall have power, to the maximum extent permitted by the Colorado Business Corporation Act, to make, amend and repeal the bylaws of the corporation at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. The shareholders also shall have the power to make, amend or repeal the bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

         Section 4. Receipt of Notices by the Corporation. Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the corporation when they are actually received: (1) at the registered office of the corporation in Colorado; (2) at the principal office of the corporation (as that office is designated in the most recent document filed by the corporation with the secretary of state for Colorado designating a principal office) addressed to the attention of the secretary of the corporation; (3) by the secretary of the corporation wherever the secretary may be found; or (4) by any other person authorized from time to time by the board of directors or the president to receive such writings, wherever such person is found.

         Section 5. Gender. The masculine gender is used in these bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

         Section 6. Conflicts. In the event of any irreconcilable conflict between these bylaws and either the corporation's articles of incorporation or applicable law, the latter shall control.

         Section 7. Definitions. Except as otherwise specifically provided in these bylaws, all terms used in these bylaws shall have the same definition as in the Colorado Business Corporation Act.

EXHIBIT 4.1

                         SPECIMEN STOCK CERTIFICATE

--------------------------------------------------------------------------------

NUMBER                                                                    SHARES

                               FIVE NINES, LTD.
             INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

PAR VALUE $0.00                                            CUSIP NO.338309  10 7
COMMON STOCK

THIS CERTIFIES THAT


is the owner of

             FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK
                          PAR VALUE OF $0.00 EACH OF

                              FIVE NINES, LTD.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                                             DATED:

       /s/____________
          PRESIDENT                          Countersigned and Registered:

                                                 SIGNATURE STOCK TRANSFER, INC.
                                                   (Plano, Texas) Transfer Agent

                                             By


       /s/____________
          SECRETARY

                         [ CORPORATE SEAL]            Authorized Signature

--------------------------------------------------------------------------------

EXHIBIT 5.1
                  OPINION OF THE LAW OFFICE OF REED & REED P.C.
                       The Law Office of Reed & Reed, P.C.
                          4450 Arapahoe Ave., Suite 100
                             Boulder, Colorado 80303

                                  November 10, 2003

The Board of Directors
Five Nines Ltd.
106 - 1641 Lonsdale Ave.
North Vancouver, BC
Canada V7M 2J5

    Re:      Registration Statement on Form SB-2 as filed on November 10, 2003
             -----------------------------------------------------------------

Gentlemen:

         We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by Five Nines Ltd., a Colorado corporation (the "Company"), of an aggregate of 1,000,000 shares of the Company's common stock (the "Common Stock").

         This opinion is delivered in accordance with the requirements of Items 601 (b)(5) and (23) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement on Form SB-2, relating to the Shares, filed with the Securities and Exchange Commission) the "Commission") under the Securities Act on November 10, 2003 (together with all exhibits thereto, the "Registration Statement"), (ii) the Articles of Incorporation of the Company in effect as of the date hereof, (iii) the Bylaws of the Company in effect as of the date hereof, (iv) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and the filing of the Registration Statement, adopted as of October 29, 2003, and (v) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the Company.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         The member of our firm working with respect to the Company is admitted to the practice of law in the Sate of Colorado and to the practice of federal law of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction or any other applicable law or regulation.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the offering, described in the Registration Statement, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares against payment therefor in accordance with the terms described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5.1 to form SB-2, and its incorporation by reference as an exhibit to the Registration Statement.

         This  opinion  letter is rendered as of the date first  written  above.
This law firm expressly disclaims any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company or the securities.

                                                 Very Truly Yours,

                                             /s/ Law Office of Reed & Reed, P.C.
                                             -----------------------------------
                                                 LAW OFFICE OF REED & REED, P.C.

EXHIBIT 10.1
                            DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT is dated for reference as of the 1st of July 2003
                                                                ----------------

BETWEEN:

Five Nines Ltd. a company duly incorporated pursuant to the laws of the State Of Colorado and having its head office at 106-1641 Lonsdale Ave., North Vancouver, B.C., V7M 2J5

                  (The "Company")

                                                              OF THE FIRST PART

AND:              Carman Parente. A Director and Officer of Five Nines Ltd

                  (The "Creditor")

                                                              OF THE SECOND PART

AND:              Douglas Louvier. A Director and Officer of Five Nines Ltd

                  (The "Creditor")

                                                               OF THE THIRD PART

AND: 567147 BC Ltd. A British Columbia holding Company controlled By Carman Parente.

                  (The "Creditor")
                                                              OF THE FOURTH PART

WHEREAS:

A. The Company is indebted to the Creditor in the amount of $100,000.00 ("Indebtedness") broken down as follows:

                                            Carman Parente     $ 25,000.00
                                            Douglas Louvier    $ 25,000.00
                                            567147 BC Ltd.     $ 50,000.00

B. The Company has no immediate source of funds to settle the Indebtedness in cash;

C. The Company wishes to settle the Indebtedness by allotting and issuing common shares in the capital stock of the Company to the Creditor and the Creditor is prepared to accept such shares in full satisfaction of the Indebtedness.

NOW THEREFORE THIS AGREEMENT witnesseth that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:

ACKNOWLEDGMENT OF INDEBTEDNESS

1. The Company acknowledges and agrees that it is indebted to the Creditor in the amount of the Indebtedness as broken down in "A" above.

ALLOTMENT AND ISSUANCE OF SHARES

2.1 The Company agrees to allot and issue to the Creditor 1,000,000 Class `A" common shares in the capital of the Company at a deemed price of $0.10 per share as full and final settlement of the Indebtedness and the Creditor agrees to accept the shares as full and final payment of the Indebtedness.

2.2. The Creditor hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement the Indebtedness will be fully satisfied and extinguished and the Creditor will remise, release and forever discharge the Company and it directors, officers and employees from any real and all obligations relating to the Indebtedness.


RESTRICTION ON DISPOSITION

The Creditor acknowledges that the Shares may be subject to certain restrictions on disposition.

GENERAL PROVISIONS

4.1      Time shall be of the essence of this Agreement.

4.2 The parties will execute and deliver all such documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

The provisions herein contained constitute the entire agreements between the parties and supersede all previous undertakings, communications, representations and agreements whether written or verbal, between the parties with respect to the subject matter of this Agreement.
This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the State of Colorado.

4.5 In this Agreement, words importing the singular only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neutral genders and words importing persons shall include firms and corporations and vice versa.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Five Nines Ltd.
-----------------------------------
Authorized Signatory

-----------------------------------
Carman Parente (OF THE SECOND PART)

-----------------------------------
Douglas Louvier (OF THE THIRD PART)

-----------------------------------
567147 BC Ltd (OF THE FOURTH PART)


EXHIBIT 10.2

PURCHASE AGREEMENT FOR SHARES OF 627073 BC Ltd. DBA FIVE NINES CIC This Agreement is made and entered into this 1st day of July 2003.

BY AND BETWEEN

Five Nines Ltd.
a Colorado Corporation
(hereinafter referred to as "Buyer")

AND

Carman Parente and
627073 BC Ltd. DBA Five Nines CIC
a British Columbia Corporation
(hereinafter referred to as "Seller")

RECITALS
Buyer is a privately controlled Colorado corporation;
Seller is a private British Columbia corporation
Buyer desires to acquire all issued and outstanding shares TEN (10) of the common stock of Seller in exchange for two hundred thirty thousand (230,000) shares of common stock of Buyer. The Acquisition will be treated as a stock for stock transaction.

NOW THEREFORE, IN CONSIDERATION OF THEIR MUTAL PROMISES AND COVENANTS SET FORTH HEREINAFTER, THE PARTIES AGREE AS FOLLOWS:

Exchange: Buyer agrees to issue to Seller, two hundred thirty thousand (230,000) shares of $0.10 par value common stock in exchange for TEN (10) shares of the outstanding common stock of Seller. Exchange will be made contemporaneously with receipt of the Seller's shares.

Business  Purpose:  After  the  purchase  Buyer  and  Seller  will have a vested
financial   interest  in  each   other's   affairs  as  well  as  allowing   for
diversification  of  eachs'   operations.

Exempt Transaction: All parties acknowledge and agree that any transfer of securities pursuant to this Agreement will constitute an exempt isolated transaction and that the securities received in such transfer or exchange shall not be registered under Federal or State securities law.

Transfer of Securities: The parties acknowledge that said Board of Directors of Seller have approved the terms and conditions of this Purchase Agreement and the exchange of Buyer stock.

Unregistered Securities: Seller is aware and acknowledges that the shares of Buyer to be issued to Seller will be unregistered securities and may not be freely transferred by Seller unless subsequently registered or an exemption from registration is available. The certificate representing the shares issued has not been registered and cannot be transferred unless subsequently registered or an exemption from registration is available.

Default: In the event that any party defaults in performing any of its duties or obligations under the Agreement, the party responsible for such default shall pay all costs incurred by the other party in enforcing its rights under the Agreement or in obtaining damages for such defaults, including cost of court and reasonable attorney fees, whether incurred through legal action or otherwise and whether incurred before or after judgment.

Notices: Any notices or correspondence required or permitted to be given under this Agreement may be given personally to an individual party or to an officer of registered agent of a corporate party or may be given by depositing such notice or correspondence in the U.S. mail, postage prepaid, certified or registered, return receipt requested, addressed to the party at the following address:

Five Nines Ltd.
106- 1641 Lonsdale Ave
North Vancouver, B.C.
V7M 2J5

627073 BC Ltd. DBA Five Nines CIC
106-1641 Lonsdale Avenue
North Vancouver, British Columbia
V7M 2J5
Any notice by mail shall be deemed to be delivered on the date such notice is deposited in the U.S. mail. Any party may change its address for purposes of the Agreement by giving written notice to the other party as provided above.

Binding: This Agreement shall be binding upon the parties hereto and upon their respective representatives, successors and assigns.

Governing Law: This Agreement shall be governed by and construed under the laws of the State of Colorado and the Province of British Columbia.

Authority: The officers executing this Agreement in behalf of corporate parties represent that they have been authorized to execute this Agreement pursuant to resolutions of the Board of Directors of their respective corporations.
This Agreement may be signed in counterpart.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


627073 BC Ltd DBA FIVE NINES CIC            FIVE NINES LTD.(Colorado)



Per:  ________________________              Per:  _________________________
         President                                    President



EXHIBIT 10.3

PURCHASE AGREEMENT for SHARES of CASH NOW INTERNATIONAL Inc
This Agreement is made and entered into this 1st day of July 2003.

                          BY AND BETWEEN

                         Five Nines Ltd.
                    a Colorado Corporation
             (hereinafter referred to as "Buyer")

                               AND

                          Carman Parente
                  a British Columbia individual
               (hereinafter referred to as "Seller")

RECITALS
Buyer is a privately controlled Colorado corporation; Seller is a private British Columbia individual.
Buyer desires to acquire two hundred and fifty thousand (250,000) shares of common stock of Cash Now International Inc from Seller in exchange for four hundred eighty thousand (480,000) shares of common stock of Buyer.

The Acquisition will be treated as a stock for stock transaction.

NOW THEREFORE, IN CONSIDERATION OF THEIR MUTAL PROMISES AND COVENANTS SET FORTH HEREINAFTER, THE PARTIES AGREE AS FOLLOWS:

Exchange: Buyer agrees to issue to Seller, four hundred eighty thousand (480,000) shares of $0.10 par value common stock in exchange for two hundred fifty thousand (250,000) shares of the outstanding common stock of Cash Now International Inc owned by Seller. Exchange will be made contemporaneously with receipt of the Seller's shares.

Business  Purpose:  After  the  purchase  Buyer  and  Seller  will have a vested
financial   interest  in  each   other's   affairs  as  well  as  allowing   for
diversification  of  eachs'   operations.

Exempt Transaction: All parties acknowledge and agree that any transfer of securities pursuant to this Agreement will constitute an exempt isolated transaction and that the securities received in such transfer or exchange shall not be registered under Federal or State securities law.

Transfer of Securities: The parties acknowledge that said Board of Directors of Seller have approved the terms and conditions of this Purchase Agreement and the exchange of Buyer stock.

Unregistered Securities: Seller is aware and acknowledges that the shares of Buyer to be issued to Seller will be unregistered securities and may not be freely transferred by Seller unless subsequently registered or an exemption from registration is available. The certificate representing the shares issued has not been registered and cannot be transferred unless subsequently registered or an exemption from registration is available.

Default: In the event that any party defaults in performing any of its duties or obligations under the Agreement, the party responsible for such default shall pay all costs incurred by the other party in enforcing its rights under the Agreement or in obtaining damages for such defaults, including cost of court and reasonable attorney fees, whether incurred through legal action or otherwise and whether incurred before or after judgment.

Notices: Any notices or correspondence required or permitted to be given under this Agreement may be given personally to an individual party or to an officer of registered agent of a corporate party or may be given by depositing such notice or correspondence in the U.S. mail, postage prepaid, certified or registered, return receipt requested, addressed to the party at the following address:

Five Nines Ltd.
106- 1641 Lonsdale Ave
North Vancouver, B.C.
V7M 2J5

Carman Parente
106-1641 Lonsdale Avenue
North Vancouver, British Columbia
V7M 2J5

Any notice by mail shall be deemed to be delivered on the date such notice is deposited in the U.S. mail. Any party may change its address for purposes of the Agreement by giving written notice to the other party as provided above.

Binding: This Agreement shall be binding upon the parties hereto and upon their respective representatives, successors and assigns.

Governing Law: This Agreement shall be governed by and construed under the laws of the State of Colorado and the Province of British Columbia.

Authority: The officers executing this Agreement in behalf of corporate parties represent that they have been authorized to execute this Agreement pursuant to resolutions of the Board of Directors of their respective corporations.
This Agreement may be signed in counterpart.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


FIVE NINES Ltd.                             Carman Parente



Per:  ________________________              Per:  _________________________
         President                                   President


EXHIBIT 10.4

               CONSENT RESOLUTIONS OF DIRECTORS OF FIVE NINES LTD.

                                     CONSENT

                                       OF

                                    DIRECTORS

                                       OF

                                 FIVE NINES LTD.

Pursuant to the Colorado Business Corporation Act, the undersigned, being all directors of Five Nines Ltd., a Colorado Corporation (the "Corporation"), hereby consent to, vote in favor of, and adopt the following resolutions:

                                        I
RESOLVED, that the Corporation accept the return and cancellation of stock certificate #001 from Carman Parente for three million shares (3,000,000).

                                       II
FURTHER RESOLVED, that the officers of the Corporation execute and deliver to the persons indicated in Exhibit A attached hereto, stock certificates evidencing the ownership of the shares set forth in attached Exhibit A and for the Company to accept the issuance of said stock certificates as per each specified date.

                                       III
RESOLVED, that the president of the corporation is authorized to establish such depository accounts for the corporation as he may deem necessary, acting on behalf of the corporation.

                                       IV
FURTHER RESOLVED, that the Company Articles of Incorporation be amended to reflect that NO PAR VALUE be indicated to it's authorized and issued Common Stock This Consent of Directors may he executed in counterparts, all of which taken together shall constitute a single instrument. This Consent of Directors is executed on the date set forth below, to be effective as of
                                                              ------------------


Director____________________ Date:______________________
Director____________________ Date:______________________



Exhibit "A"
To Be Attached To Corporate Resolutions

The undersigned, being all directors of Five Nines Ltd., hereby consent to the following transactions to have taken place as specified: Five Nines Ltd acquires all issued Shares of 627073 BC Ltd DBA Five Nines CIC including bank account and associated funds of $30,000.00 CAD which converts to approximately ($1 USD = $1.30 CDN ) $23,000 USD converting to 230,000 common shares of Five Nines Ltd converted at $0.10/sh USD. (See attached Purchase Agreement)(New Cert to be registered to Carman Parente.)

Five Nines Ltd acquires 250,000 shares of Cash Now International Inc. DBA Finance One from C. Parente (Director/Officer of Five Nines) (potential future business interest) for share consideration of $0.25/Sh = $62,500.00 CDN converted to USD at 1.30 exchange rate therefore $62,500 CDN = $48,000 USD converted to Five Nines Ltd share issuance at $0.10/sh USD = 480,000 common shares

Five Nines Ltd issues 250,000 shares of its common stock to C. Parente in lieu of Director's fees owed for the past two and a half years (converted @ $0.10/sh
USD)(100,000 Shares 12/31/01; 100,000 shares 12/31/02; 50,000 shares 6/30/03)

Five Nines Ltd issues 250,000 shares of its common stock to D. Louvier in lieu of Director's fees owed for the past two and a half years (converted @ $0.10/sh
USD)(100,000 shares 12/31/01; 100,000 shares 12/31/02; 50,000 shares 6/30/03)


Five Nines Ltd issues 500,000 shares of common stock to 567147 BC Ltd (company controlled 100% by C. Parente) for funding legal and filing fees as well as maintaining company books and records from March 2001 to June 30, 2003 as well as the preparation and filing of the company's SB-2 registration documents (converted @ $0.10/sh USD.(200,000 Sh 12/31/01; 200,000 Sh 12/31/02;100,000
shares 6/30/03)

Five Nines Ltd has been authorized to CANCEL the 3,000,000 founder's shares issued to C. Parente at $0.001/sh to account for the above transactions ALL at $0.10/sh USD and also for the proposed direct public offering to be done at $0.10/sh USD.

In lieu of any further documentation this document Exhibit "A" executed in counterparts all of which taken together shall constitute a single instrument. This document is executed on the dates set forth below, to be effective as of July 1,2003.

Date:______________                 ______________________

Date:______________                 _______________________


EXHIBIT 23.1


TERRY AMISANO LTD.                                               AMISANO HANSON
KEVIN HANSON, CA                                          CHARTERED ACCOUNTANTS

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the use, in the Form SB-2, which includes an offering for the issue of up to 1,000,000 Common shares at $0.10 per share, for Five Nines Ltd., of our report dated July 29, 2003 relating to the June 30, 2003 (Unaudited), December 31, 2002 and 2001 financial statements of Five Nines Ltd.




/S/ "Amisano Hanson"
-------------------------------------
Amisano Hanson, Chartered Accountants


Vancouver, BC, Canada
October 10, 2003


750 West Pender Street, Suite 604                      Telephone:   604-689-0188
Vancouver Canada                                       Facsimile:   604-689-9773
V6C 2T7                                                 E-MAIL:amishan@telus.net

EXHIBIT 99.1

                             SUBSCRIPTION AGREEMENT

                             SUBSCRIPTION AGREEMENT
                                  FOR SHARES OF
                                 FIVE NINES LTD.

Five Nines Ltd.
Suite 106-1641 Lonsdale Ave
North Vancouver, B.C. V7M 2J5

Dir Sirs:

Concurrent with execution of this Subscription Agreement, the undersigned (the "Purchaser") is purchasing ______________shares of Common Stock of Five Nines Ltd. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such shares.

Number of Shares Purchased                  Total Subscription Price
--------------------------                  ------------------------

MAKE CHEQUE PAYABLE TO :   Five Nines Ltd.

Executed this ________day of _______________,_________, at _______________City.



-------------------------           -------------------------
Signature of Purchaser              Printed Name of Purchaser

-------------------------
Address
            ------------------------------------------------

ACCEPTED THIS ___________DAY OF ________________, ___________.

                                                FIVE NINES LTD.

                        BY:     __________________________
                        TITLE:  __________________________